UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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PERCEPTRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 26, 2017

47827 Halyard Drive
Plymouth, Michigan 48170-2461
(734) 414-6100
Facsimile: (734) 414-4700

Dear Perceptron Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Perceptron, Inc. (the “Company”) to be held on Thursday, November 9, 2017, at 9:00 a.m. Eastern Time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

The attached notice of the meeting and Proxy Statement describe the items of business to be transacted:

(a)	The election of seven directors,
(b)	The approval of an amendment to the 2004 Stock Incentive Plan, and re-approval of the Code Section 162(m) performance measures under such plan,
(c)	A non-binding resolution to approve the compensation of our named executive officers,
(d)	The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2018, and
(e)	Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors encourages you to read the Proxy Statement carefully. We have also made available a copy of our Annual Report for fiscal year 2017. We encourage you to read the Annual Report, which includes information about our business and products, as well as our audited financial statements.

After the formal business session at the Annual Meeting of Shareholders, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether or not you plan to attend the meeting, I urge you to sign, date and return the accompanying proxy in the postage-paid envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States.

Sincerely,

David L. Watza
President, Chief Executive Officer and Chief Financial Officer

NOTICE OF THE 2017 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m., Eastern Time, on Thursday, November 9, 2017

PLACE	Perceptron, Inc. Corporate Headquarters
47827 Halyard Drive
Plymouth, MI 48170-2461

ITEMS OF BUSINESS

1. To elect seven directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified;

2. To approve an amendment to the 2004 Stock Incentive Plan and re-approval of the Code Section 162(m) performance measures under such plan;

3. To approve the compensation of our named executive officers;

4. To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2018; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 15, 2017.

MATERIALS TO REVIEW

We are distributing our proxy materials to our stockholders primarily via the Internet under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”).  This approach saves printing and mailing costs and reduces the environmental impact of our Annual Meeting, while providing a convenient way to access the materials and vote.  On September 28, 2017, we commenced mailing a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on September 15, 2017, containing instructions about how to access our proxy materials and vote online.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting.  If you hold your shares beneficially in street name with a broker, you should have received a vote instruction form from your bank or broker and you should follow the instructions given by that institution.  If you are a shareholder of record you can vote your shares by telephone, Internet, written proxy or attending the annual meeting as described in more detail in this Proxy Statement.  All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or request a printed copy may be found in the notice.  You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170-2461.

A copy of the 2017 Annual Report for the fiscal year ended June 30, 2017 and Proxy Statement accompanies this notice.

By the Order of the Board of Directors

Thomas S. Vaughn
Secretary
September 26, 2017

The vote of every shareholder is important, and your cooperation in promptly voting by returning your marked, dated and signed proxy is greatly appreciated.  The proxy is revocable and will not affect your right to vote in person if you attend the meeting.  Your proxy will, however, help to assure a quorum and to avoid added proxy solicitation costs.

PERCEPTRON, INC.

2017 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

TABLE OF CONTENTSn1

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PROXY STATEMENT
_____________________________

PERCEPTRON, INC.
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 9:00 A.M. ON NOVEMBER 9, 2017

_____________________________

INTRODUCTION

This Proxy Statement and the accompanying Notice of the 2017 Annual Meeting of Shareholders, 2017 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Perceptron, Inc., a Michigan corporation (the “Company”, “we”, “us”, “our”). The proxies are being solicited for use at the 2017 Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Company’s corporate offices on Thursday, November 9, 2017, at 9:00 a.m., Eastern Time, and at any adjournment of that meeting. The Company’s corporate offices are located at 47827 Halyard Drive, Plymouth, Michigan 48170-2461, and the Company’s telephone number is (734) 414-6100. The Company expects that this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about September 28, 2017.

Only shareholders of record of the Company’s Common Stock, $0.01 par value (the “Common Stock”) at the close of business on September 15, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 9,484,344 shares of Common Stock outstanding and entitled to vote. The Company has no other class of stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See “Share Ownership of Management and Certain Shareholders” for a description of the beneficial ownership of the Common Stock.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 9, 2017.

•

The Notice of the 2017 Annual Meeting of Shareholders, Proxy Statement and our 2017 Annual Report are available at http://www.proxyvote.com. The Notice of the 2017 Annual Meeting of Shareholders, Proxy Statement, our 2017 Annual Report and form of proxy have been made available to you on the Internet, or upon your request, has delivered printed versions of these materials to you by mail, on or about September 28, 2017.  If you requested printed versions by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to shareholder.  Accordingly, the Company is sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions.   Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith.  The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of the 2017 Annual Meeting of Shareholders, the Proxy Statement, the 2017 Annual Report and the accompanying proxy card, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company.  Only one Notice of the 2017 Annual Meeting of Shareholders, Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon written or oral request from a shareholder who shares an address with another shareholder, the Company shall deliver a separate copy of the Notice of the 2017 Annual Meeting of Shareholders, Proxy Statement and 2017 Annual Report or Notice of Internet Availability of Proxy Materials.  Shareholders can call or write the Company for a separate notice, annual report or proxy statement for the 2017 Annual Meeting or for a future meeting of shareholders at (734) 414-6100 or 47827 Halyard Drive, Plymouth, MI 48170-2461.  Similarly, those shareholders who share an address and wish to receive only one copy of the notice, annual report or proxy statement when they are receiving multiple copies can also call or write the Company at the number and address given above.

Shares may be voted by record holders in four separate ways as follows: (i) by Internet, going to the voting site www.proxyvote.com and following the instructions outlined on the secured website using certain information provided on the Notice of Internet Availability of Proxy Materials, or if you requested printed proxy materials, by following the instructions provided on your proxy card or vote instruction form,  (ii) by telephone, following the instructions on your proxy card, (iii) by completing and mailing the written proxy if you received your proxy by mail, or (vi) by ballot at the Annual Meeting.  Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on November 8, 2017.  Shares represented by a proxy received after this time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken.  IF NO INSTRUCTIONS ARE PROVIDED ON A PROXY RETURNED BY THE SHAREHOLDER, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED IN THIS PROXY STATEMENT, “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2004 STOCK PLAN, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN THIS PROXY STATEMENT.  A proxy also gives Messrs. W. Richard Marz and David L. Watza discretionary authority, to the extent permitted by law, to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting, including the election of any person to the Board where a nominee named in this Proxy Statement is unable to serve or, for good cause, will not serve; however, the Board does not intend to present any other matters at the Annual Meeting.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (i) filing with the Assistant Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) voting again by telephone or Internet since only your last vote will be counted, (iii) duly executing a subsequent proxy relating to the same shares and delivering it to the Assistant Secretary of the Company at the Company’s corporate offices at or before the Annual Meeting, or (iv) attending the Annual Meeting and voting in person, if the shareholder is a shareholder of record (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If a shareholder owns shares through a bank or brokerage firm in street name, the shareholder’s bank or brokerage firm is required to vote the shares according to the shareholder’s instructions.  In order to vote the shares, a shareholder will need to follow the directions that the bank or brokerage firm provides.  Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the bank or brokerage firm on its vote instruction form.  Under the rules of The New York Stock Exchange (“NYSE”), if a shareholder does not give instructions to a brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” matters that are deemed by the NYSE to be routine (e.g., the ratification of the appointment of independent auditors), but it will not be allowed to vote shares with respect to certain “non-discretionary” items.  If a shareholder does not provide voting instructions to a broker with respect to non-discretionary items such as the election of directors, the approval of the amendment to the 2004 Stock Plan or the advisory vote on executive compensation, the shares will not be voted for any such proposal.  In such case, the shares will be treated as “broker non-votes.”  The ratification of the Company’s independent auditors is considered a routine matter, so a bank or broker will have discretionary authority to vote such shares held in street name on that proposal.  A broker non-vote may also occur if a broker fails to vote shares for any reason.

Abstentions, broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters from the beneficial owner) and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2017 Annual Meeting.  Broker non-votes and withheld votes will be excluded entirely from the vote on the election of directors and will, therefore, have no effect on the election.  Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected.  Approval of the amendment to the 2004 Stock Plan, the advisory vote on executive compensation and the ratification of the Company’s independent auditors require a majority of the votes cast on the matters. For purposes of determining the number of votes casted with respect to the approval of the amendment to the 2004 Stock Plan, advisory vote on executive compensation and the ratification of the Company’s independent auditors, only those cast “for” or “against” are included; abstentions and broker non-votes are not counted for this purpose.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1— ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

At the Annual Meeting, Shareholders will be asked to elect a Board of seven directors to hold office, in accordance with the Bylaws of the Company, until the 2017 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED “FOR” THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board.  Shares may not be voted cumulatively for the election of directors.

The nominees named below have been selected by the Board of the Company. Each of the nominees is currently a director of the Company. The following table sets forth information regarding the nominees for election to the Company’s Board. In addition, a description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees and each of the continuing members of the Board should serve as a director follows the biographical information of each nominee below. Messrs. Bryant, Ratigan and Taylor were appointed to the Board and are being nominated pursuant to the Standstill Agreement, dated August 9, 2016 between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc. and Harbert Management Corporation, as amended, (the “Standstill Agreement”) and the Voting Agreement, dated August 9, 2016 between the Company, Moab Partners, L.P. and Moab Capital Partners, LLC, as amended (the “Voting Agreement”).

Name and Age	Position, Principal Occupations and Other Directorships
W. Richard Marz, 73

Director since 2000, Chairman of the Board since January 2008, and President and Chief Executive Officer from January 2016 through November 2016. Mr. Marz has been President of MMW Group, a private technology consulting group he founded, since 2006.  From August 2005 to August 2006, he was a technical consultant to LSI Corporation (“LSI”), and prior to that time he was Executive Vice President, Worldwide Strategic Marketing (December 2003 to August 2005), Executive Vice President, Communications and ASIC Technology (July 2001 to December 2003) and Executive Vice President, Geographic Markets (May 1996 to July 2001) of LSI.  LSI is a semiconductor manufacturer.  Mr. Marz served as a director of one other public company, Lattice Semiconductor, Inc., during the past five years.

Mr. Marz brings to the Company extensive sales, marketing and design engineering experience in semiconductor and related industries.  For nearly 30 years, Mr. Marz managed field sales, field applications engineering and corporate marketing activities in two multi-billion dollar, global, semiconductor companies.  Mr. Marz also brings significant governance experience to the Company by way of his service on the boards of directors of various public and private companies and leadership experience gained through his experience as the Company’s President and Chief Executive Officer and as an executive in industry.

John F. Bryant, 33

Director since August 2016.  Mr. Bryant has been a Director and Co-Portfolio Manager of the Harbert Discovery Fund GP, LLC, an investment management firm that serves as the General Partner of Harbert Discovery Fund, LP, since 2014.  Prior to joining Harbert, from 2007 until 2012, Mr. Bryant served as Vice President of BlackRock, Inc., a multinational investment corporation, where he focused on developing, seeding, and launching new proprietary investment funds.

Mr. Bryant’s brings extensive financial capital market and investment management experience to the Board.

C. Richard Neely, Jr., 63

Director since 2014.  Mr. Neely was Senior Vice President and Chief Financial Officer at Intermolecular, Inc., an intellectual property development and services company, from October 2013 until April 2017.  From August 2012 to June 2013, Mr. Neely was Executive Vice President and Chief Financial Officer at Tessera Technologies Inc., a company that develops, invests in, licenses and delivers innovative miniaturization technologies and products for next-generation electronic devices.  Mr. Neely served as Chief Financial Officer and Vice President of Supply Chain at Livescribe, Inc. from February 2011 to August 2012 and Senior Vice President and Chief Financial Officer at Monolithic Power Systems, Inc. from 2005 to January 2011.  Mr. Neely served as a director of one other public company, Aviza Technology, Inc., during the past five years.

Mr. Neely’s extensive financial and executive management experience and financial expertise provide important insight to the Board.

Robert S. Oswald, 76

Director since 1996.  Mr. Oswald has been Chief Executive Officer and a director of Paice, LLC, which is in the business of developing hybrid electric power train technology, since March 2006.  Mr. Oswald was Chairman, Bendix Commercial Vehicle Systems, LLC, a manufacturer of air brakes and other safety systems, from October 2003 to December 2009 and served as Chairman and Chief Executive Officer from March 2002 to September 2003.  Mr. Oswald was Chairman, President and Chief Executive Officer of Robert Bosch Corporation, a manufacturer of automotive components and systems, and a member of the Board of Management of Robert Bosch, GmbH from July 1996 to December 2000.

Mr. Oswald brings a deep understanding of the automotive and commercial products industries from his many years serving in senior leadership roles at automotive and commercial product companies, as well as technical expertise from his engineering education and various operational positions throughout his career.

James A. Ratigan, 69

Director since August 2017.  Mr. Ratigan has served as an Adjunct Professor of Business Administration at Delaware Valley University since 2016.   Prior to that, he served as Chief Financial Officer of Nitric BioTherapeutics, Inc., a privately held specialty pharmaceutical, drug delivery systems and biotechnology company, from 2005 to 2014.   From August 2003 to April 2005, Mr. Ratigan was an independent consultant providing consultative services to two specialty pharmaceutical companies, a biotechnology company and a private equity firm.  Mr. Ratigan was Executive Vice President, Chief Financial Officer and Secretary of Orapharma, Inc. from June 1997 to August 2003, a publicly-held specialty pharmaceutical company that was acquired by Johnson and Johnson, Inc.  Mr. Ratigan was a director of Perceptron from 1989 to 1996 and from 2003 to 2013.  He served as Perceptron’s Chief Operating Officer from May 1994 to April 1996 and Chief Financial Officer from December 1993 to June 1996. Mr. Ratigan holds a B.S. in Accounting and Finance from LaSalle University.  Mr. Ratigan is a Certified Public Accountant.

Mr. Ratigan’s historical knowledge of the Company and its operations, including his previous experience serving on the Company’s Board, his extensive financial and executive management experience and financial expertise, provide important insight to the Board.

Terryll R. Smith, 67

Director since 1996.  Mr. Smith has been President and Chief Executive Officer of Water Security Corp., an early stage technology start-up focused on drinking water applications, since January 2007.  He was President and Chief Executive Officer of Novation Environmental Technologies Inc., a water purification company, from January 2000 to January 2007.  From 1998 to 1999, Mr. Smith was President and Chief Executive Officer of picoNetworks, an integrated circuits and software services company.  From 1989 to 1998, Mr. Smith held various senior sales and marketing positions including Group Vice President, Sales and Marketing, Group Vice President, Applications Solutions Products and Vice President, International Sales and Marketing with Advanced Micro Devices, Inc., a manufacturer of integrated circuits.

Mr. Smith brings considerable sales and marketing experience to the Board including extensive experience in international markets.

William C. Taylor, 68

Director since August 2017.  Mr. Taylor has served as President of the Economic Development Partnership of Alabama (the “EDPA”), a private, statewide organization that works to attract and retain business and industry and address other critical issues affecting economic development such as workforce development, since 2009.  Prior to joining the EDPA, Mr. Taylor worked for Mercedes-Benz U.S. International, Inc., where he served as President and CEO from 1999 to 2009 and Vice President Operations from 1993 to 1999.  Prior to joining Mercedes-Benz, Mr. Taylor served as the Vice President Manufacturing of Toyota Motor Manufacturing Canada from 1987 to 1993 and held various roles with Ford Motor Company Canada from 1969 to 1987.

Mr. Taylor’s automotive background, knowledge of global operations and executive management bring important expertise to the Board.

Director Compensation for Fiscal 2017

The following table provides information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended June 30, 2017 (“fiscal 2017”) by the members of our Board of Directors, other than Mr. Marz, whose compensation is described under “Compensation of Executive Officers.” All payments to members of the Board of Directors set forth in the table are made pursuant to the standard director compensation arrangements described under “Standard Director Compensation Arrangements.”

DIRECTOR COMPENSATION FOR FISCAL 2017

Name	Fees Earned or Paid ($)(1)	Stock Options ($) (2)(5)	Total ($)
John F. Bryant(3)	28,000	23,321	51,321
Kenneth R. Dabrowski(4)	0	0	0
Philip J. DeCocco(4)	0	0	0
C. Richard Neely, Jr.	32,000	0	32,000
Robert S. Oswald	29,000	0	29,000
James A. Ratigan(3)	28,000	23,321	51,321
Terryll R. Smith	30,500	0	30,500
William C. Taylor(3)	51,500	23,321	74,821

(1)On March 3, 2016, as part of the announced financial improvement plan, the Board of Directors suspended payment of retainer and meeting fees payable to the non-management directors from March 2, 2016 through December 1, 2016. Payment of retainers and meeting fees payable to non-management directors were reinstated as of December 2, 2016. Each non-management director elected to use their cash retainer and meeting fees for calendar year 2017 to purchase shares of Common Stock at the fair market value of Common Stock on the date of purchase pursuant to the Directors Stock Purchase Rights Option described under “Matters To Come Before the Meeting – Proposal 1 – Election of Directors – Standard Director Compensation Arrangements” with Messrs. Bryant, Neely, Oswald, Ratigan, Smith and Taylor purchasing 3,606, 4,121, 3,735, 3,606, 3,928 and 6,633 shares of Common Stock, respectively.

(2)Represents the full grant date fair value associated with stock option awards awarded prior to the end of fiscal 2017 calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the stock option award amounts shown above will ever be realized.  The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2017. See “Standard Director Compensation Arrangements” below for a description of these stock option awards.

(3)On August 9, 2016, the Management Development Committee awarded Messrs. Bryant, Ratigan and Taylor a non-qualified option to purchase 8,000 shares of the Company’s Common Stock under the Company’s 2004 Stock Plan with a grant date effective September 1, 2016 due to them joining the Company’s Board of Directors. The options were issued on the current form of Non-Qualified Stock Option Agreement for Directors. The options are exercisable in three equal annual installments beginning September 1, 2017 at an exercise price equal to the fair market value of the Company’s Common Stock as of September 1, 2016.

(4)On August 9, 2016, Messrs. Dabrowski and DeCocco resigned from the Board of Directors. The Management Development Committee accelerated the vesting of 2,000 stock options and 1,579 stock awards held by each of Messrs. Dabrowski and DeCocco at the time of their resignation.

(5)At June 30, 2017, the members of our Board of Directors, other than Mr. Marz, held the following aggregate number of stock options and restricted stock awards:

Name	Stock Options	Stock Awards
John F. Bryant	8,000	0
C. Richard Neely, Jr.	17,570	2,369
Robert S. Oswald	41,570	2,369
James A. Ratigan	8,000	0
Terryll R. Smith	33,570	2,369
William C. Taylor	8,000	0

Standard Director Compensation Arrangements

Our standard compensation arrangements for our Board of Directors who are not our employees (the “Eligible Directors”) include the following retainers:

Type of Compensation	Director	Non-Executive Board Chair
Board Annual Retainer	$45,000	$100,000
Committee Chair Annual Retainers:
Audit and Management Development	$8,000	$0
Nominating	$5,000	$0
Committee Members Annual Retainers Per Committee	$3,000	$0

In November 2015, the Board increased the non-executive Chairman’s annual retainer to $150,000, but reduced it back to the historic level of $100,000 in March 2016 as part of the financial improvement plan.  Mr. Marz continued to receive the Chairman’s annual retainer, as well as an additional quarterly retainer, while he served as interim President and Chief Executive Officer from January 2016 through November 2016.  In addition, Messrs. Marz and Taylor each received additional retainer fees of $25,000 during the last half of fiscal 2017.  Additional retainer fees of $25,000 and $5,000 for each of Messrs. Marz and Taylor, respectively, have been approved for the first half of fiscal 2018.    The annual retainers identified above are typically paid quarterly on September 1, December 1, March 1 and June 1.  All Eligible Directors, other than a non-executive Board Chair, also receive $1,250 for each Board meeting attended.  On March 3, 2016, as part of the announced financial improvement plan, the Board of Directors suspended payment of retainer and meeting fees payable to the non-management directors from March 2, 2016 through December 1, 2016.  Payment of retainers and meeting fees payable to non-management directors were reinstated effective December 2, 2016.  Each non-management director elected to be paid via shares of Perceptron’s stock in lieu of cash for their retainers and meeting fees for the calendar year of 2017.  Directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.

Eligible Directors are also eligible to participate in the First Amended and Restated 2004 Stock Incentive Plan (“2004 Stock Plan”).  The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) or, if there is no such committee or similar committee, the Board, administers the 2004 Stock Plan.  Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards under the 2004 Stock Plan, including Eligible Directors, and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant.  The 2004 Stock Plan permits grants to Eligible Directors of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, and deferred stock units at any time prior to August 27, 2023.  Except for a single incentive stock option grant of 10,000 options, the Management Development Committee has only awarded non-qualified stock options and restricted stock grants under the 2004 Stock Plan.

The exercise price for a non-qualified stock option will be not less than 100% of the fair market value of Common Stock on the date of grant.  Fair market value means, for purposes of determining the value of Common Stock on the grant date, the closing sale price of the Common Stock on The NASDAQ Stock Market’s Global Market (“NASDAQ Global Market”) on the grant date.  Such options have typically vested one fourth or one third on each of the first four or three, respectively, anniversaries of the date of grant.  Such options generally will vest one-third on each of the first three anniversaries of the grant date and become immediately exercisable in the event that the Eligible Director is re-nominated for election to the Board, but is not re-elected or, following a Change in Control, the Eligible Director’s service on the Board is terminated by the Company, he is not re-nominated by the Company to serve on the Board, or voluntarily resigns from the Board at the request of the Company.  All options granted under the 2004 Stock Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director’s service as a director of the Company.  During fiscal 2017, no Eligible Directors received a grant of stock options under the 2004 Stock Plan.

During fiscal 2017, no Eligible Directors received a restricted stock award under the 2004 Stock Plan.  In the event of a failure of the Eligible Director to be reelected to the Board after being re-nominated for election by the Board, or following a Change in Control of the Company, a termination by the Company of the Eligible Director’s membership on the Board, or failure to re-nominate the Eligible Director for election to the Board, or voluntary resignation by the Eligible Director from the Board at the request of the Board, the shares of restricted stock that an Eligible Director holds shall become fully vested and non-forfeitable and all restrictions shall lapse.

The exercisability of options and the vesting of restricted stock awards under the 2004 Stock Plan is accelerated in the event of the occurrence of certain changes in control of the Company.  See “Compensation of Executive Officers  - Potential Payments Upon Termination or Change in Control.”

The 2004 Stock Plan also permits Eligible Directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”).  By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of a director’s fees payable from December 1 of that year to November 30 of the next year.  All Eligible Directors made this election under the Directors Stock Purchase Rights Option for calendar year 2017.

Directors’ fees are typically payable in cash on September 1, December 1, March 1 and June 1 of each year, however, each director can elect to receive the Company’s stock in lieu of cash on a calendar year election. Each of our Directors has elected stock for the calendar year 2017.  On each of these dates, we determine the number of shares of Common Stock each Eligible Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date.  This determination is made by dividing all director’s fees payable on each of those dates that the Eligible Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date.  Any portion of the director’s fees payable on each of those dates that the Eligible Director has not elected to receive in Common Stock will be paid to the Eligible Director in cash.  The fair market value of the Common Stock will be determined by using the closing price of the Common Stock on the NASDAQ Global Market on the grant date (the first day of the month in which the quarterly payment date for directors’ fees falls).  We will issue share certificates for all shares of Common Stock purchased in a calendar year within 5 business days of the above payment dates, unless an Eligible Director requests to receive his or her share certificate at another time by sending written notice to the Company.

CORPORATE GOVERNANCE

Board Leadership Structure and Board and Committee Information

The Company’s Board consists of seven independent directors.  The Board is responsible for direction of the overall affairs of the Company.  The Board has established three standing committees, being 1) the Audit Committee, 2) the Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) and 3) the Nominating and Corporate Governance Committee (the “Nominating Committee”), as further detailed below.  Each of the committees is comprised solely of independent directors and each committee has a different chair.  The Company believes that it is beneficial to have a non-executive Chairman who is responsible for leading the Board, however, in connection with the departure of our prior President and Chief Executive Officer on January 26, 2016, our Chairman agreed to become our interim President and Chief Executive Officer until the Board appointed a new President and Chief Executive Officer on November 17, 2016.  As a result, during this interim period, the Company did not have a non-executive Chairman.  The Board determined not to appoint a lead independent director during this interim period because it was expected that Mr. Marz would resume his role as non-executive Chairman following the appointment of a new President and Chief Executive Officer, which he did on November 17, 2016.  The Company also believes that a predominantly independent Board constitutes a leadership structure that is most appropriate for the Company and its shareholders at this time because it supports strategy development.  The Board retains the authority to modify this structure to best address the Company’s unique circumstances as and when appropriate.  Pursuant to the terms of the Standstill Agreement and the Voting Agreement, the Company has agreed that by December 31, 2017, the Board will appoint Mr. Watza to the Board and either Mr. Oswald or Smith will resign from the Board.

Our directors are elected to serve until their successors are elected.  The Board, and each committee thereof, meets formally from time to time and also takes action by consent resolutions.  During the fiscal year ended June 30, 2017, the Board met a total of ten times.  All of the current directors who are standing for re-election attended at least 75% of the total meetings of the Board, and of any committee on which they served, held during the period in fiscal 2017 in which they served as directors or members of any such committees.  Our policy is that each director is strongly encouraged to attend the Annual Meeting of Shareholders if reasonably possible.  All of the directors attended the 2016 Annual Meeting of Shareholders in person.

Chairman.  Mr. Marz has been elected by the directors to serve as Chairman of the Board.  The Chairman provides leadership to enhance the Board’s effectiveness, presides over meetings of the directors, and serves as liaison between the Board and management.  The Chairman is responsible for determining when to hold executive sessions held by the independent directors.

The Board has delegated certain authority to an Audit Committee, a Management Development Committee and a Nominating Committee to assist it in executing its duties.  The Board has adopted charters for each of these Committees.  The charters are available on our website at www.perceptron.com.  The Board determined that all of the directors, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. (“NASDAQ”).

The composition and principal functions of each Committee are as follows:

Audit Committee.  The Audit Committee is comprised of three outside members of the Board. Members of the Audit Committee are: Messrs. Neely, who serves as Chairman, Oswald and Ratigan.  The Board determined that all of the members of the Audit Committee are independent as required by the rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards for audit committee members.  In addition, the Board determined that both Messrs. Neely and Ratigan qualify as an “audit committee financial expert” as defined by applicable SEC rules and that each of the Audit Committee members satisfies all other qualifications for Audit Committee members set forth in the applicable NASDAQ rules.  The Audit Committee held six meetings in fiscal 2017.

On November 3, 2014 the Board approved and adopted the Audit Committee’s revised charter.  The Audit Committee’s primary responsibilities include the following:

(i)	oversee the Company’s financial reporting process on behalf of the Board;
(ii)	review, appoint, compensate, retain and oversee the accounting firm to be appointed as the Company’s independent registered public accounting firm;
(iii)	review in advance the nature and extent of all services provided to the Company by its independent registered public accounting firm;
(iv)	review the independence of the Company’s independent registered public accounting firm;
(v)	review the scope, purpose and procedures of the audit;

(vi)

review the Company’s annual earnings press release, the audited financial statements and the proposed footnotes to be included in the Company’s Annual Report on Form 10-K with management and the auditors;

(vii)	report annually to the Board whether the Audit Committee recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC;
(viii)

review with such auditors its experience, findings and recommendations upon completion of the audit and receive from the auditors their required communications under generally accepted auditing standards;

(ix)	review the Company’s quarterly earnings releases and financial statements with management and the auditors;
(x)	review the Company’s Quarterly Reports on Form 10-Q for filing with the SEC;
(xi)	review the Company’s proxy statement when authority is delegated by the Board;
(xii)	review the adequacy of the Company’s internal accounting procedures and financial controls and management’s report on internal control over financial reporting required by applicable SEC rules;
(xiii)	oversee compliance by the Company with legal and regulatory requirements;
(xiv)	establish procedures for receipt, retention and handling of complaints and concerns regarding financial matters;
(xv)	act as the Qualified Legal Compliance Committee;
(xvi)	review and approve any related party transactions;
(xvii)	monitor the Company’s risk management activities; and
(xviii)	review and reassess annually the adequacy of the Audit Committee’s charter and performance.

Management Development, Compensation and Stock Option Committee.  The Management Development Committee is comprised of three outside members of the Board. Members of the Management Development, Committee are: Messrs. Smith, who serves as Chairman, Neely and Taylor.  The Board determined that all members of the Management Development Committee are independent as required by the NASDAQ listing standards for compensation committees responsible for determining compensation of executive officers.  The committee held six meetings in fiscal 2017.

On November 11, 2014, the Board approved and adopted the Management Development Committee’s revised charter.  The Management Development Committee’s primary responsibilities include the following:

(i)	review the Company’s compensation programs and policies;
(ii)	establish and administer the compensation programs and policies for the Company’s CEO and other officers and key employees under its purview;
(iii)	administer the Company’s stock-based compensation plans;
(iv)	review and recommend compensation for service on the Board;
(v)	provide a compensation committee report for inclusion in the Company’s proxy statement;
(vi)	monitor the Company’s succession planning; and
(vii)	review and reassess annually the adequacy of the Management Development Committee’s charter and performance.

Six employees are currently under the purview of the Management Development Committee, including all of the current executive officers named in the Summary Compensation Table included herein.  Mr. Watza participates in meetings of the Management Development Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview.  The Management Development Committee separately determines the compensation of Mr. Watza in executive session.  Pursuant to its charter, the Management Development Committee is authorized to retain its own compensation consultants and outside legal, accounting, and other advisers at the Company’s expense.  Such consultants and advisers report directly to the Management Development Committee and the Committee has the sole authority to hire and fire any compensation consultants or advisers.  The Management Development Committee does not delegate its authority to such consultants or advisers.  In fiscal 2017, the Management Development Committee engaged the services of Rahmberg, Stover and Associates, LLC (“Rahmberg”), a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, developing its short and long term executive incentive plans and other aspects of administering the Company’s executive compensation program and equity compensation programs.  Rahmberg serves at the discretion of the Management Development Committee.

Nominating and Corporate Governance Committee.  The Nominating Committee is comprised of three outside members of the Board. Members of the Nominating Committee are: Messrs. Oswald, who serves as the Chairman, Bryant and Smith.  The Board determined that all members of the Nominating Committee are independent as required by the NASDAQ listing standards for nominating committee members.  The committee held six meetings in fiscal 2017.

On November 12, 2007, the Board approved and adopted the Nominating Committee’s revised charter.  The Nominating Committee’s primary responsibilities include the following:

(viii)	establish criteria for the selection of new Board members;
(ix)	conduct searches and interviews for individuals qualified to become Board members;
(x)	make recommendations to the Board regarding director nominees to stand for election as directors at each annual meeting of shareholders or to fill vacancies on the Board;
(xi)	recommend to the Board the directors to serve on the standing committees of the Board and the structure and functions of such committees;
(xii)	develop policies and procedures for Board consideration of shareholder recommendations of Board nominees and handling of shareholder proposals;
(xiii)	develop a process for shareholders to communicate with the Board;
(xiv)	advise the Board on corporate governance matters, including development, review and assessment of corporate governance principles;
(xv)	oversee the Board and committee self-evaluation process;
(xvi)	evaluate independence of each Board member; and
(xvii)	review and reassess annually the adequacy of the Nominating Committee’s charter and performance.

The Nominating Committee may use various methods to identify director candidates, including recommendations from existing Board members, management, shareholders, professionals and other sources outside the Company, which could include third-party search firms.  The Nominating Committee will evaluate and screen the list of potential nominees and narrow the list to individuals they believe best satisfy the needs of the Company.  The Nominating Committee will conduct interviews and gather additional information concerning the individuals, as they deem appropriate.  Based on the foregoing, the Nominating Committee will recommend to the Board the number of members of the Board to be elected at the next annual meeting of shareholders of the Company and the persons to be nominated for election to the Board.  Director candidates need not possess any specific minimum qualifications.  Rather, a candidate’s suitability for nomination and election to the Board will be evaluated in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board.  While the Company does not have a formal written diversity policy, the Nominating Committee considers diversity of director nominees in terms of background, experience, skill set and expertise in matters relating to the Company’s business in an effort to promote balanced deliberation and consideration of matters presented to the Board.  Among the desired qualities that the Nominating Committee will consider are: (i) high ethical character; (ii) practical intelligence and judgment, an inquiring mind and a good range of problem solving skills; (iii) independence; (iv) ability to work in a collaborative culture; (v) high-level leadership experience and personal achievement; (vi) sufficient personal commitment and time to devote to responsibilities as a director; and (vii) capacity and desire to represent the balanced best interests of the shareholders as a whole.  In addition, while not a requirement, the Nominating Committee will take into consideration a director’s age after he or she reaches 75 and tenure of any director who has served on the Board for more than ten years.

The Nominating Committee will consider candidates recommended by shareholders using the same procedures and standards utilized for evaluating candidates recommended by other sources except that the Nominating Committee will not consider a director nominee proposed by a shareholder if (i) the shareholder does not submit the required information timely; (ii) the shareholder or group of shareholders proposing the director nominee do not beneficially own, in the aggregate, more than 5% of the Common Stock, with the Common Stock used to satisfy this requirement owned for at least one year prior to the date of the recommendation, or (iii) the shareholder proposes as the nominee himself or herself, or an affiliate or affiliated party.  See “Shareholder Proposals and Nominees for 2018 Annual Meeting – Shareholder Nominees” for a description of the procedures to be used by shareholders to submit recommendations of possible director nominees to the Nominating Committee.

Board Role in Risk Oversight

The Company’s management team is responsible for identifying and monitoring the material risks facing the Company, while the Board is responsible for oversight of management’s efforts with respect to risk, which oversight occurs at both the Board and the committee level.  For example, the Audit Committee focuses on financial and accounting exposures and compliance; the Management Development Committee monitors risks arising from compensation policies and practices; and the Nominating Committee oversees risks associated with the Company’s fiduciary responsibilities, which include board membership, board structure and corporate governance.  Management provides regular updates throughout the year regarding the management of the risks they oversee.

The Company’s risk structure allows the Company’s independent directors to exercise effective oversight of the actions of management, led by Mr. Watza as President and Chief Executive Officer, in identifying the risks and implementing effective risk management policies and controls.

Shareholder Communications with the Board of Directors

Shareholders desiring to communicate with the Board or any individual director may send communications to the Board in writing by mail addressed to the Board of Directors or an individual director, c/o Assistant Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 or by e-mail addressed to boardofdirectors@perceptron.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to the Company’s directors, executive officers and other employees.  The Code of Ethics is available on our website at www.perceptron.com.  Shareholders may also obtain a written copy of the Code of Ethics, without charge, by sending a written request to the Investor Relations Department, Perceptron, Inc., 47827 Halyard Drive, Plymouth, Michigan 48170-2461.  We will disclose any amendments to, or waivers from, the provisions of the Code of Ethics applicable to the directors or executive officers on the Company’s website.

Certain information relating to corporate governance matters can be viewed at www.perceptron.com, free of charge, including our (i) charters for the Audit Committee, Management Development Committee and Nominating Committee and (ii) Code of Ethics.  We intend to post additional information on this website from time to time as the Board adopts or revises policies and procedures.  The information found on our website is not part of this or any report we file with, or furnish to, the SEC.

Audit Committee Report

In accordance with its revised charter, which was approved and adopted by the Board on November 3, 2014, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the accounting policies, internal controls and financial reports of the Company.  In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company’s independent registered public accounting firm and the financial management of the Company.

The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements.  The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The Audit Committee received from the independent registered public accounting firm and reviewed a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements, their evaluation of the Company’s internal controls over financial reporting, and the overall quality of the Company’s accounting and financial reporting.

The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended June 30, 2017, including the quality of accounting principles and significant judgments affecting the financial statements and the results of BDO’s independent audit described above.

The members of the Audit Committee are not engaged in the practice of auditing or accounting.  In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent registered public accounting firm.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm and in light of its role and responsibilities, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the fiscal year ended June 30, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017 for filing with the Securities and Exchange Commission.  Further, the Audit Committee approved the engagement of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2018.

AUDIT COMMITTEE:	C. Richard Neely, Jr.
Robert S. Oswald
James A. Ratigan

Management Development, Compensation and Stock Option Committee Interlocks and Insider Participation

During fiscal 2017, the Management Development Committee consisted of Messrs. Neely, Smith and Taylor.  During fiscal 2017, no member of the Management Development Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the Management Development Committee formerly served as an officer of the Company or any of its subsidiaries.  See “Proposal 1 – Election of Directors.”  During fiscal 2017, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on our Board or on our Management Development Committee.

PROPOSAL 2 – AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN AND RE-APPROVAL OF
SECTION 162(m) PERFORMANCE MEASURES UNDER 2004 STOCK INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

Proposed Amendment to the 2004 Stock Plan

The Company proposes to amend the First Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Plan”) to (i) increase the total number of shares of Common Stock available for grant under such plan by 500,000 shares, from 2,100,000 to 2,600,000, which also results in a corresponding increase in the maximum number of shares of Common Stock that may be granted as incentive stock options under the 2004 Stock Plan; (ii) eliminate  the liberal recycling provision, (iii) provide that no dividends or dividend equivalents will be paid on stock options or stock appreciation rights and (iv) provide that cash dividends on restricted stock grants and performance share awards payable in restricted stock will be paid in cash or the amount or value thereof will be automatically reinvested in additional restricted stock, as determined by the Management Development Committee, and may vest and be paid only if and to the extent that the related restricted stock award becomes payable, as is currently the case for other awards granted under the 2004 Stock Plan. We are also asking that  shareholder re-approve the performance goals included in the 2004 Stock Plan pursuant to Internal Revenue Code of 1986, as amended (the “Code”), Section 162(m) (“Code Section 162(m)”).

The Board of Directors believes that this proposal (the “2004 Plan Proposal”) will assist the Company in its efforts to attract new and retain highly-qualified executives, team members, consultants and non-employee directors and provide incentive to the Company’s existing key executives, team members and non-employee directors.

The 2004 Plan Proposal, if approved by the shareholders of the Company, will permit the continued use of stock-based compensation to attract new team members, consultants and non-employee directors and to retain and provide incentive to the Company’s existing team members, consultants and non-employee directors.  The 2004 Stock Plan was originally approved by shareholders on December 6, 2004 with 600,000 shares available for grant.  Three amendments, which added a total of 1,500,000 shares to the 2004 Stock Plan, were approved by shareholders on November 18, 2008, November 15, 2011 and November 12, 2013.

The Company’s team member compensation program reflects the Company’s philosophy that executive and team member compensation should be linked to performance.  As a result, the Company’s Management Development Committee has historically favored stock-based compensation incentives for the Company’s executives and team members.  These grants have primarily been in the form of stock options, restricted stock and restricted stock units.  Stock options permit the executives and team members to buy a specified number of shares of Common Stock at the fair market value on the date an option is granted.  Such stock options gain value only if the price of the Common Stock increases above the exercise price.  More recently, restricted stock and restricted stock units have been granted to executives and team members upon achievement of performance goals.  Once granted, the restricted stock and restricted stock unit is subject to a risk of forfeiture by the executive or team member if the special conditions of the grant are not met.

Further, the Company has a continuing need to attract highly qualified executive and team member candidates to meet the Company’s personnel requirements. The Company utilizes stock grants as part of a standard compensation package developed to attract such candidates.

If the 2004 Stock Plan is amended as proposed, the Company intends to continue to use stock options, restricted stock, restricted stock units and other stock-based compensation as a key component of its team member compensation program as described above.

For calendar year 2017, in connection with the Company’s financial improvement program, all the members of the Board of Directors of the Company elected to take all of their compensation in the form of Common Stock under the Directors Stock Purchase Rights Option under the 2004 Stock Plan.  As a result, 52,756 shares have been issued to the members of the Board of Directors under this option during calendar 2017.  In the past, when there have been a limited number of shares of Common Stock available for grant under the 2004 Stock Plan, the members of the Board of Directors have been discouraged from electing to take Common Stock in lieu of cash under this option for their director fees in order to preserve shares in the 2004 Stock Plan for grant to executives and team members.  The Company believes it is in the best interest of shareholders that members of the Board of Directors acquire and hold Common Stock of the Company to further align their interests with those of the Company’s shareholders.  By increasing the shares of Common Stock available for grant under the 2004 Stock Plan, as proposed in the 2004 Plan Proposal, the Company believes it will have sufficient shares of Common Stock available under the 2004 Stock Plan to permit it to encourage the members of the Board of Directors to continue to take payment of some or all of their director fees in Common Stock.

The 2004 Plan Proposal also proposes an amendment to the 2004 Stock Plan that would revise the manner in which the Company recycles shares granted under the Plan.  Currently, the 2004 Stock Plan provides that (i) shares subject to any unexercised portion of a terminated, cancelled or expired award may again be subjected to grants and awards, (ii) in the event that an option is exercised by delivering shares of Common Stock that previously were acquired by exercising options, such shares of previously-acquired Common Stock so delivered to the Company may again be subject to grants under the 2004 Stock Plan, (iii) shares of Common Stock are not be deemed to have been granted with respect to any portion of an award that is settled in cash or to the extent such shares are withheld in satisfaction of tax withholding obligations and (iv) upon payment in shares of Common Stock pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2004 Stock Plan are reduced only by the number of shares actually issued in such payment. If the 2004 Plan Proposal is approved by shareholders, none of the following shares may be added back to the share limit for future awards under the 2004 Stock Plan: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any award; (iii) shares used to satisfy withholding taxes related to the exercise, vesting or settlement of any award; (iv) shares repurchased on the open market with the proceeds of the option exercise price; and (v) shares granted pursuant to a settled stock appreciation right if such stock appreciation right may be settled in shares of Common Stock, whether settler in cash or shares.  The Company believes that this change in the 2004 Stock Plan is in the best interests of the shareholders of the Company because it [treats each share of Common Stock in a stock award for which a participant receives a full benefit upon exercise or vesting as using one full share of Common Stock under the 2004 Stock Plan.  Under the current provision of the 2004 Stock Plan, upon the exercise of a stock option through the use of shares covered by the option or the withholding of shares covered by a stock option or restricted stock or restricted stock unit award, the stock award is only treated as using the net number of shares of Common Stock issued to the participant under the 2004 Stock Plan.  In recent years, the Company has been voluntarily treating the restricted stock and restricted stock unit awards as using the full number of shares of Common Stock covered by the award, not the net number as permitted by the Plan.  The approval of the 2004 Plan Proposal would formalize and expand the Company’s current practice and require shareholders to approve any changes in the practice.

The 2004 Plan Proposal includes provisions to amend the 2004 Stock Plan to provide that (i) no dividends or dividend equivalents will be paid on stock options or stock appreciation rights and (ii) cash dividends on restricted stock grants and performance share awards payable in restricted stock will be paid in cash or the amount or value thereof will be automatically reinvested in additional restricted stock, as determined by the Management Development Committee, and may vest and be paid only if and to the extent that the related restricted stock award becomes payable, as is currently the case for other awards granted under the 2004 Stock Plan. Currently, the 2004 Stock Plan provides that a holder of restricted stock is entitled to receive all dividends paid with respect to Common Stock subject to a restricted stock grant, unless otherwise provided in the participant’s award agreement. The Company believes that these changes in the 2004 Stock Plan are in the best interests of the shareholders because participants will no longer be permitted to receive dividends on restricted stock awards that do not become payable and it treats restricted stock in a fashion consistent with the treatment of restricted stock units. Further, it clarifies the Company’s current practice of not paying dividends or dividend equivalents on stock options and stock appreciation rights.

Shareholders are being requested to re-approve the Code Section 162(m) performance measures under the 2004 Stock Plan described under “Summary of the 2004 Stock Plan — Types of Awards — Code Section 162(m) Awards and Performance Measures”. If these performance measures are re-approved, restricted stock, restricted stock units, performance shares and performance share awards granted under the 2004 Stock Plan to certain executive officers of the Company using these performance measures will qualify as exempt performance-based compensation under Code Section 162(m).

Code Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly traded companies. However, awards that are payable only upon attainment of performance measures approved by shareholders are exempt from Code Section 162(m). Code Section 162(m) generally requires such performance measures to be approved by shareholders every five years. Code Section 162(m) does not require shareholders to re-approve the stock option and stock appreciation right requirements under Code Section 162(m) described under “Summary of the 2004 Stock Plan — Types of Awards — Stock Options” and “Summary of the 2004 Stock Plan Types of Awards — Stock Appreciation Rights”.

The performance measures being presented to shareholders for re-approval are the same performance measures originally approved by shareholders in connection with their approval of the 2004 Stock Plan on December 6, 2004. If the performance measures are approved by shareholders, the Management Development Committee will continue to have the ability to grant to the chief executive officer and four other most highly paid executive officers restricted stock, restricted stock awards, performance shares and performance shares awards under the 2004 Stock Plan that are exempt from Code Section 162(m). To date, the Management Development Committee has not granted restricted stock, restricted stock awards, performance shares or performance share awards that are exempt from Code Section 162(m), although they may do so in the future. If the 2004 Plan Proposal is not approved by shareholders, the Management Development Committee will still be able to grant these types of awards, but they will not be exempt from Code Section 162(m). As a result, there will be a disincentive to the Management Development Committee in considering these types of awards because of the less favorable tax treatment for the Company for these awards as compared to stock options and stock appreciation rights.

Because all of the shares of Common Stock included in the requested increase in the number of shares available for grant under the 2004 Stock Plan can be granted as incentive stock options, Code Section 422 requires shareholder approval of the 2004 Plan Proposal in order for these additional shares to be issued as incentive stock options.

Of the 2,100,000 shares reserved under the 2004 Stock Plan, as of September 15, 2017, 575,524 shares are available for future grants, 598,636 shares are reserved for outstanding stock option grants under the 2004 Stock Plan, 577,416 shares have been issued upon exercise of stock options previously granted under the 2004 Stock Plan, 133,468 shares have been issued in restricted stock and restricted stock unit awards and 214,956 shares have been issued to non-employee directors in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company pursuant to the Directors Stock Purchase Rights Option.

Required Vote

Approval of the 2004 Plan Proposal requires the affirmative vote of holders of a majority of the shares properly cast on the matter.  For purposes of determining the number of votes cast with respect to the approval of the 2004 Plan Proposal, only those cast “for” or “against” are included and abstentions and broker non-votes are not counted for this purpose.

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE 2004 PLAN PROPOSAL UNLESS OTHERWISE INDICATED ON THE PROXY.

The 2004 Stock Incentive Plan

The 2004 Stock Plan was adopted by the Board of Directors on October 22, 2004 and approved by the shareholders on December 6, 2004.  The 2004 Stock Plan expires on August 27, 2023.  On October 2, 2008, the 2004 Stock Plan was amended and restated by the Board for certain updates, including increasing the total number of shares of Common Stock available for grant under such plan from 600,000 to 1,000,000.  On November 18, 2008, the shareholders approved the amended and restated 2004 Stock Plan, and approved the increase of the total number of shares of Common Stock available for grant under such plan from 600,000 to 1,000,000.  On August 23, 2011, the 2004 Stock Plan was amended by the Board to increase the total number of shares of Common Stock available for grant under such plan from 1,000,000 to 1,400,000.  On November 15, 2011, the shareholders approved the increase of the total number of shares of Common Stock available for grant under such plan from 1,000,000 to 1,400,000.  On November 12, 2013, the shareholders approved the extension of the expiration date from October 22, 2014 until August 27, 2023 and increased the total number of shares of Common Stock available for grant under such plan from 1,400,000 to 2,100,000.

On September 25, 2017, the 2004 Stock Plan was amended by the Board, subject to approval of the Company’s shareholders, to (i) increase the total number of shares of Common Stock available for grant under such plan from 2,100,000 to 2,600,000, (ii) eliminate the liberal recycling provision, (iii) provide that no dividends or dividend equivalents will be paid on stock options or stock appreciation rights and (iv) provide that cash dividends on restricted stock grants and performance share awards payable in restricted stock will be paid in cash or the amount or value thereof will be automatically reinvested in additional restricted stock and may vest and be paid only if and to the extent that the related restricted stock award becomes payable, as is currently the case for other awards granted under the 2004 Stock Plan. Such amendment is being submitted to the shareholders for approval at the Annual Meeting.

As of September 15, 2017, an aggregate of 598,636 shares of Common Stock are reserved for issuance upon the exercise of options granted under the 2004 Stock Plan, 12,928 shares are reserved for settlement of restricted stock units granted under the 2004 Stock Plan and 575,524 shares are available for future awards.  An additional 500,000 shares will be available for future awards upon approval of the proposed amendment to the 2004 Stock Plan.  If, for any reason, an option, restricted stock or restricted stock unit or performance share award lapses, expires or terminates without having been exercised in full or vested, the unpurchased or unvested shares covered thereby are again available for grants of options under the 2004 Stock Plan.

The purpose of the 2004 Stock Plan is to (i) promote the best interests of the Company and its shareholders by encouraging team members, consultants, and non-employee directors of the Company and its subsidiaries to acquire an ownership interest in the Company, and (ii) enhance the ability of the Company to attract, motivate and retain highly competent, effective and loyal team members, consultants and non-employee directors in order to create intrinsic value for shareholders.

The Company believes that equity is a key element of the Company’s compensation package because equity awards encourage loyalty to the Company and align the interests of team members, consultants and non-employee directors directly with those of the Company’s shareholders.  The amendment to the 2004 Stock Plan will allow the Company to continue to provide these individuals with equity incentives that are competitive with those companies with which the Company competes for talent.

The 2004 Stock Plan currently is the Company’s only stock incentive plan.  Without the approval of the amendment to the 2004 Stock Plan, the Company will not, without shareholder approval, be able to meet its future anticipated needs for stock incentive awards.

The 2004 Stock Plan allows for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards, performance share award units and deferred stock units and permits non-employee directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company.  To date, the Company only has granted stock options, awarded restricted stock and restricted stock units as well as permitted non-employee directors to purchase Common Stock under the 2004 Stock Plan.  In connection with the Company’s Fiscal 2018 Executive Long Term Incentive Plan, the Company plans to issue performance share award units.  The 2004 Stock Plan enables the Company to design and grant different types of stock awards that it determines from time to time to be most effective in attracting, motivating and retaining key individuals essential for the Company’s success.  A broader plan, such as the 2004 Stock Plan, gives the Company greater flexibility to design and manage equity-based compensation to meet the changing needs of its business over an extended period of time.

Moreover, if the amendment to the 2004 Stock Plan is not approved by shareholders, further stock incentive awards available for non-employee directors may be limited and non-employee directors may no longer be able to elect to receive Common Stock in lieu of their cash directors fees once rights to the remaining shares under the 2004 Stock Plan have been granted.  The Company believes these stock incentives are important elements of the Company’s compensation package for non-employee directors and assist the Company in its efforts to attract and retain highly qualified outside directors.  Further, the Company believes that director stock awards and stock purchase rights align non-employee directors’ interests and interests of the Company’s shareholders by encouraging non-employee directors to acquire shares of Common Stock.

The closing price of a share of Common Stock on the NASDAQ Global Market on September 15, 2017 was $7.99.  The proceeds received by the Company upon exercise of the awards of participants in the 2004 Stock Plan will be used for the general corporate purposes of the Company.

The 2004 Stock Plan and the proposed amendment are available on the Company’s website at www.perceptron.com.  A copy of the 2004 Stock Plan along with the proposed amendment will be furnished to any shareholder upon written request to the Company’s Secretary at the Company’s executive offices in Plymouth, Michigan.

Eligible Participants

Participants in the 2004 Stock Plan shall be such employees (including employees who are directors), non-employee directors or consultants of the Company and its subsidiaries as the Management Development Committee in its sole discretion may select from time to time.

Summary of the 2004 Stock Plan

The following is a summary of key provisions of the 2004 Stock Plan.  This summary does not purport to be a complete description of all the provisions of the 2004 Stock Plan, and it is qualified in its entirety by reference to the full text of the 2004 Stock Plan.

General. The 2004 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, including cash, director stock purchase rights and deferred stock units at any time prior to August 27, 2023.  A total of 2,100,000 shares of Common Stock have been set aside for issuance under the 2004 Stock Plan, all of which may be granted as incentive stock options. If, for any reason, an option, restricted stock, restricted stock unit, performance share award or performance share award unit lapses, expires or terminates without having been exercised in full or vested, the unpurchased or unvested shares covered thereby are again available for grants of options under the 2004 Stock Plan. If the 2004 Plan Proposal is approved by the shareholder, a total of 2,600,000 shares of Common Stock will be set aside for issuance under the 2004 Stock Plan. Also, subject to approval of the 2004 Plan Proposal, the 2004 Stock Plan will include a provision that none of the following may be added back to the plan share limit for future awards: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any award; (iii) shares used to satisfy withholding taxes related to the exercise, vesting or settlement of any award; (iv) shares repurchased on the open market with the proceeds of the option exercise price; and (v) shares granted pursuant to a settled stock appreciation right if such stock appreciation right may be settled in shares of Common Stock, whether settled in cash or shares. This amount is subject to adjustment for stock splits and certain other corporate events. Approximately 320 full time employees and seven (7) non-employee directors of the Company are eligible to receive grants under the 2004 Stock Plan.

Administration. The Management Development Committee or, if there is no such committee or similar committee, the Board of Directors, will administer the 2004 Stock Plan.  Unless otherwise specified in the 2004 Stock Plan, the Management Development Committee has the power to select the recipients of awards and, subject to Code Section 409A and the regulations thereunder (“Code Section 409A”) and Code Section 162(m), has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability or vesting of awards or lapse of transfer restrictions, waiving or modifying performance conditions and transfer restrictions, and extending the post-termination exercise period of awards. Subject to applicable laws, the Management Development Committee may delegate to one or more officers or a committee of such officers the authority to grant awards and to otherwise act with respect to awards made to participants who are not officers or directors of the Company.

Repricing Prohibition

The 2004 Stock Plan does not permit the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new awards under the plan having a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce their exercise price without shareholder approval and compliance with the requirements of Code Section 409A.

Types of Awards

Awards under the 2004 Stock Plan may be in the form of stock options (either incentive stock options or non-qualified options), stock appreciation rights, restricted stock or restricted stock units, performance share awards, director stock purchase rights and deferred stock units; or any combination thereof.  The terms of awards under the 2004 Stock Plan will generally be set forth in an agreement between the Company and the recipient and will be determined by the Management Development Committee, unless specified in the 2004 Stock Plan.

•Stock Options.  Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price.  Options granted under the 2004 Stock Plan may be (i) incentive stock options under Section 422 of the Code, or (ii) non-qualified stock options.  The exercise price for a stock option will be not less than 100% (110% for an incentive stock option granted to a 10% or more shareholder) of the fair market value of Common Stock on the date of grant.  The fair market value per share of the Common Stock on September 15, 2017 was $7.99.  Fair market value means the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the grant date.  The aggregate fair market value of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted).  No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code and regulations issued thereunder.  An incentive stock option shall expire in ten years (five years in the case of an incentive stock option granted to a 10% or more shareholder) after the date of grant.  No incentive stock options can be granted under the 2004 Stock Plan after August 27, 2023, but options granted before that date may be exercised thereafter.  Options granted under the 2004 Stock Plan become exercisable and will expire at such times as the Management Development Committee may determine; provided that options will expire not later than ten years after grant.  The maximum number of shares that may be subject to option grants under the 2004 Stock Plan to any participant during any one fiscal year of the Company is 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events).  Payment for shares to be acquired upon exercise of options granted under the 2004 Stock Plan may be made (i) in cash, (ii) by check, (iii) at the discretion of the Management Development Committee, through a cashless exercise procedure whereby the holder provides an option exercise notice to the Company and simultaneously irrevocably instructs a broker to sell a sufficient number of shares from the option exercise to pay the option exercise price and accompanying taxes, (iv) at the Management Development Committee’s discretion, shares held by the holder may be tendered to the Company to pay the exercise price and tax withholding obligations, if any, (v) any combination of the foregoing or (vi) other means determined by the Management Development Committee. If the 2004 Plan Proposal is approved, no dividends or dividend equivalents will be permitted to be paid on stock options.

•Stock Appreciation Rights.  A stock appreciation right is an award which provides the holder with the ability to profit from the appreciation in value of a set number of shares of the Common Stock over a set period of time.  The 2004 Stock Plan provides for the grant of two types of stock appreciation rights: tandem stock appreciation rights, which are granted in conjunction with a stock option, and stand-alone stock appreciation rights, which are granted as independent instruments and are not necessarily issued in conjunction with any options.  The exercise price for a stock appreciation right shall not be less than 100% of the fair market value of the shares of Common Stock covered by the stock appreciation right on the grant date and the per share exercise price subject to a tandem stock appreciation right will be the same per share exercise price as the related option.  Stock appreciation rights granted under the 2004 Stock Plan become exercisable at such times as the Management Development Committee may determine or as set forth in the related option and shall not have a term of more than ten years.  If a tandem stock appreciation right, a stock appreciation right shall be exercisable only at such times and in such amounts as the related option may be exercised.  A tandem stock appreciation right shall terminate and cease to be exercisable no later than the date on which the related option expires or is terminated or canceled.  Upon the exercise of a tandem stock appreciation right with respect to some or all of the shares subject to such stock appreciation right, the related option shall be canceled automatically as to the number of shares with respect to which the tandem stock appreciation right was exercised.  Upon the exercise of an option related to a tandem stock appreciation right as to some or all of the shares subject to such Option, the related tandem stock appreciation right shall be canceled automatically as to the number of shares with respect to which the related option was exercised.  The maximum number of shares that may be subject to stock appreciation rights under the 2004 Stock Plan granted to any participant during any one fiscal year of the Company is 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events).  Upon exercise of a stock appreciation right, a participant will be entitled to payment from the Company, in cash, shares of Common Stock, or partly in each, as determined by the Management Development Committee in accordance with any applicable terms of the agreement. If the 2004 Plan Proposal is approved, no dividends or dividend equivalents will be permitted to be paid on stock appreciation rights.

•Restricted Stock Awards and Restricted Stock Units.  Restricted stock is Common Stock that is subject to risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted stock units represent the right to receive shares of Common Stock, or an equivalent value in cash, in the future, with the right to future delivery of the shares or cash subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted shares and restricted stock units will initially be non-transferable but will become transferable upon fulfillment of conditions established by the Management Development Committee at the time of grant.  An award of restricted stock or restricted stock units may also be subject to vesting or other restrictions, which may include performance measures.  All of the terms relating to vesting or other restrictions, including performance measures, the length of any performance period, and the termination of the restriction period relating to a restricted stock award or restricted stock unit, will be determined by the Management Development Committee and set forth in the agreement relating to such restricted stock award or restricted stock unit.  The holder of restricted shares will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to such shares.  If the 2004 Plan Proposal is approved, cash dividends paid on restricted stock shall be either paid in cash or the amount or value thereof automatically reinvested in additional restricted stock, and may vest and be paid only if and to the extent the underlying shares of restricted stock vest and are paid. The holder of shares subject to a restricted stock unit will have no rights as a shareholder of the Company until share certificates are issued by the Company, but, at the discretion of the Management Development Committee, will have the right to receive a “Dividend Equivalent” (generally, a credit equal to the cash dividends paid on the number of shares subject to the award).  However, any such Dividend Equivalents shall vest and be paid only to the extent the underlying shares vest and are paid. If dividends are paid in shares of Common Stock, then (i) If the 2004 Plan Proposal is approved, the shares paid in connection with restricted stock shall vest and be paid only if and to the extent the underlying shares of restricted stock vest and are paid and (ii) restricted stock units would be adjusted so that they include the right to receive the share dividend upon vesting and settlement of the restricted stock unit.

•Performance Share Awards.  The 2004 Stock Plan also provides for the grant of performance share awards.  A performance share award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive cash, shares of Common Stock, which may be restricted stock, or a combination of both.  All of the terms relating to the satisfaction of performance measures, the length of any performance period, the amount of any performance share award granted, the amount of any payment or transfer to be made pursuant to any performance share award, and any other terms and conditions of any performance share award, will be determined by the Management Development Committee and included in an agreement between the recipient and the Company.  Awards must be paid within 30 days after the Management Development Committee certifies satisfaction of the performance measures. The holder of performance share awards who receives the award in the form of restricted stock will have the right to vote the shares, but will be prohibited from transferring the stock until the satisfaction of the performance measures. If the 2004 Plan Proposal is approved, cash dividends paid on performance share awards in the form of restricted stock shall either be paid in cash or the amount or value thereof automatically reinvested in additional restricted stock and may vest and be paid only if and to the extent the underlying shares of restricted stock vest and are paid. Performance share awards may also be granted in the form of units providing the right to receive shares of Common Stock, or an equivalent in cash, in the future.  The holder of a performance share award unit and, subject to shareholder approval of the 2004 Plan Proposal, the holder of a performance share award who receives the award in the form of restricted stock, will have no right as a shareholder of the Company until share certificates are issued by the Company and, at the discretion of the Management Development Committee, will have Dividend Equivalent rights. However, any such Dividend Equivalents shall vest and be paid only to the extent the underlying shares vest and are paid. If dividends are paid in shares of Common stock then (i) the shares paid in connection with performance share awards in the form of restricted stock shall vest and be paid only if and to the extent the underlying shares of restricted stock vest and are paid and (ii), if the 2004 Plan Proposal is approved,  performance share awards in the form of restricted stock units would be adjusted so that they include the right to receive the share dividend upon vesting and settlement of the restricted stock unit.

•Directors Stock Purchase Rights.  The 2004 Stock Plan also permits directors to purchase shares of Common Stock through the 2004 Stock Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company (“Directors Stock Purchase Rights Option”).  Only non-employee directors currently receive cash fees for serving as a director of the Company.  Under the terms of the 2004 Stock Plan, eligible non-employee directors are also eligible for awards under the 2004 Stock Plan in addition to their meeting fees.  See “Further Information – Compensation of Directors and Executive Officers – Directors.”

Under the Directors Stock Purchase Rights Option, directors may elect to use all or a portion of their annual directors fees payable in cash to purchase Common Stock in exchange for all or a portion of director fees payable from December 1 of that year to December 1 of the next year.

Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year.  On each of these dates, the Company will determine the number of shares of the Common Stock each Director who has elected to participate in the Directors Stock Purchase Rights Option has earned on that date.  This determination will be made by dividing all director’s fees payable on each of those dates that the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date.  Any portion of the director’s fees payable on each of those dates that the Director has not elected to receive in Common Stock will be paid to the Director in cash.  The fair market value of the Common Stock will be determined by the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the first day of the month in which the quarterly payment date for directors fees falls.  The Company will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

•Deferred Stock Units.  The 2004 Stock Plan permits participants designated by the Management Development Committee who are among a select group of management or highly compensated team member of the Company to elect to reduce compensation otherwise payable in cash in exchange for a grant of deferred stock units (subject to minimums and maximums imposed by the Management Development Committee and the requirements of Code Section 409A).  Participants have no voting rights with respect to deferred stock units until the issuance of shares under the plan.  Participants are entitled to Dividend Equivalents with respect to cash dividends having a record date prior to the date on which deferred stock units are settled (paid by crediting such participant with additional deferred stock units).  However, any such Dividend Equivalents shall be paid only to the extent the underlying shares are paid. Settlement of deferred stock units is made by issuance of fully vested Common Stock.

•Code Section 162(m) Awards and Performance Measures.  In its discretion, the Management Development Committee may designate any grant of restricted stock, restricted stock units, performance share award or performance share award units to any key employee as intended to satisfy the requirements of Code Section 162(m).  Such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Code Section 162(m).  The performance criteria will be one or more of the following objective performance measures, either individually, or in any combination, based on performance of the Company as a whole or any division, business segment or unit selected by the Management Development Committee and measured over a designated performance period, in each case as specified by the Management Development Committee: (i) revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes, depreciation and/or depreciation, (vii) net income; (viii) cash flow; (ix) expenses; (x) stock market price of the Common Stock; (xi) earnings per share; (xii) operating income per share; (xiii) return on stockholder equity; (xiv) return on capital; (xv) return on net assets; (xvi) economic value added; (xvii) market share; (xviii) return on investment; (xix) profit after tax; (xx) product approval; (xxi) market capitalization; (xxii) new products; and (xxiii) research and development activity.  The restriction or performance period may be a one, two, three, four or five fiscal year period, determined by the Management Development Committee.  A performance-based restricted stock award, restricted stock unit, performance share award or performance share award unit shall not be paid until the Management Development Committee has certified in writing that the applicable performance measures have been attained.  The performance measures criteria stated above shall have the same meanings as used in the Company’s financial statements or, if such terms are not used in the Company’s financial statements, the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  The performance measures criteria stated above were originally approved by shareholders in connection with their approval of the 2004 Stock Plan on December 6, 2004 and periodically re-approved by shareholders thereafter and are required to be reapproved by shareholders of the Company, to the extent required by Code Section 162(m), which currently requires such re-approval at the first shareholders meeting that occurs in the fifth year following the year in which shareholders previously approved the performance measures. Dividends paid on Code Section 162(m) restricted stock or performance share awards shall be automatically reinvested in additional shares of restricted stock and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Code Section 162(m) restricted stock award or performance share award.

No participant may be granted Code Section 162(m) restricted stock, and restricted stock units during any one fiscal year of the Company for more than 200,000 shares of Common Stock (subject to adjustment for stock splits and other corporate events).  No participant may be granted Code Section 162(m) performance shares and performance share award units during any one fiscal year of the Company for more than 200,000 shares of Common Stock (subjected to adjustment for stock splits and other corporate events) or, if the performance share award unit is not based upon a set number of shares of Common Stock, then no participant may receive a performance share award unit that could result in such participant receiving more than $500,000 for each fiscal year of the Company covered by the performance period for the award.

Change in Control or Termination of Employment

Unless otherwise provided in the applicable agreement, any portion of an option or stock appreciation right which is not yet exercisable, any portion of a restricted stock grant or restricted stock unit which is not yet transferable and any portion of a performance share award with respect to which performance measures have not yet been achieved will be forfeited if the participant terminates employment or services for any reason.

Participants shall have the right within the period specified in the applicable agreement to exercise an option or stock appreciation right to the extent it was exercisable and unexercised on the date of the participant’s termination of employment or services, death, or disability, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an incentive stock option may be forfeited if the option is exercised more than (i) three months after a participant’s termination of employment, or (ii) one year after the participant’s date of death or participant’s termination of employment due to disability.

Subject to the requirements of Code Sections 162(m) and 409A, the Management Development Committee has discretion under the 2004 Stock Plan to accelerate the exercisability of options and stock appreciation rights, extend the exercise period of an option or stock appreciation right and waive, change or add restrictions or conditions applicable to restricted stock, restricted stock units or performance share awards, in the event of a participant’s termination of employment or services, death or disability.

The Management Development Committee in its discretion may provide in the applicable agreements with participants or otherwise that in the event of the consummation of a change in control of the Company, as defined in the 2004 Stock Plan, or the occurrence of a change in control as determined by the Management Development Committee, any or all of the following will occur: (i) any outstanding option or stock appreciation right granted to participants immediately shall become fully vested and exercisable in full, regardless of any installment provision applicable to such option or stock appreciation right; (ii) the remaining restriction period on any shares of Common Stock subject to a restricted stock grant or restricted stock unit immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance measures and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding performance share awards granted to participants, and such awards shall become payable in full; (iv), for purposes of any deferred stock unit granted to participants, payments due under the deferred stock unit shall become immediately payable if the change in control satisfies the requirements under Code Section 409A; or (v) such other treatment as the Management Development Committee may determine.  The Management Development Committee may, in its sole discretion and without the consent of any participant, determine that, upon the consummation of a change in control, each or any option or stock appreciation right outstanding immediately prior to the change in control shall be canceled in exchange for a payment with respect to each vested share of Common Stock subject to such canceled option or stock appreciation right in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a fair market value equal to the excess of the fair market value of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share under such option or stock appreciation right (the “Spread”).  In the event such determination is made by the Management Development Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to participants in respect of their canceled options and stock appreciation rights as soon as practicable following the date of the change in control. See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

Withholding Taxes

The Company has the right to withhold from a participant's compensation or require a participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an option or stock appreciation right, the lapse of the restriction period on a restricted stock award or restricted stock unit award, or the payment of a performance award or incentive award. The Management Development Committee may permit a participant to tender previously-acquired shares of Common Stock or have shares of stock withheld from the shares to be received by the participant upon exercise or vesting, in order to fulfill the withholding taxes; provided that the shares have an aggregate fair market value sufficient to satisfy in whole or in part the applicable withholding taxes. The Management Development Committee also may permit a participant to use the cashless exercise procedure to satisfy the withholding requirements related to the exercise of an option.  At no point shall the Company withhold from the exercise of an option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

Assignments

Except as otherwise determined by the Management Development Committee, no award under the 2004 Stock Plan shall be assignable except by will or the laws of descent and distribution.

Adjustments

The shares of Common Stock under the 2004 Stock Plan and subject to any award under the Plan shall be adjusted pro rata for stock dividends, stock splits, reverse stock splits and other similar transactions.

In the event of a liquidation of the Company, the Management Development Committee may provide for outstanding awards to become exercisable in full and all restrictions on such awards to lapse and for such awards to terminate on the effective date of the liquidation.

In the event of a merger of the Company in which the Company is not the survivor, a reverse triangular merger in which the Company becomes a subsidiary of another company, a sale of all or substantially all of the assets of the Company or other similar transaction (a “Corporate Transaction”), it is intended that the awards will be assumed by the acquirer, subject to the requirements of Code Section 409A.  If the awards are not assumed, subject to the requirements of Section 409A, the awards shall become fully exercisable and all restrictions on such awards shall lapse and the Management Development Committee may provide for such awards to terminate on a date established by the committee.

Termination or Amendment

The 2004 Stock Plan shall continue in effect until the earlier of August 27, 2023, its termination by the Board or the issuance of all shares under the plan.  The Management Development Committee may at any time discontinue granting awards under the 2004 Stock Plan.

The Management Development Committee may amend the 2004 Stock Plan, except that no amendment may adversely affect the rights of any participant without his or her consent and no amendment will, without the approval of the shareholders of the Company, and without complying with Code Section 409A, materially increase the benefits accruing to participants under the 2004 Stock Plan, increase the number of shares of Common Stock available under the 2004 Stock Plan, change the group of persons eligible to receive awards, permit the repricing of options or stock appreciation rights in a fashion prohibited as described under “Repricing Prohibition” above, or permit the granting of options with exercise prices below fair market value.  The 2004 Stock Plan and agreements issued under the plan are subject to amendment, with or without notice to participants, on a prospective or retroactive basis, including amendments that adversely affect the rights of participants, to the extent necessary to comply with Code Section 409A.

So long as the Common Stock is listed on the NASDAQ Global Market, the Company will also be subject to NASDAQ requirements that prohibit the Company from materially amending the 2004 Stock Plan without the approval of shareholders.

Federal Income Tax Consequences

The following discussion outlines the current U.S. federal income tax consequences of the 2004 Stock Plan but does not purport to be a complete analysis of all of the potential tax effects of the 2004 Stock Plan.  Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances.  No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations.  Each participant should rely on his or her own tax counsel for advice regarding U.S. federal income tax treatment under the 2004 Stock Plan.

Incentive Stock Options.  A participant who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option.  However, the difference between the fair market value of the Common Stock received on the date of exercise and the option exercise price is a tax preference item that may subject the participant to alternative minimum tax.  A participant generally will receive long-term capital gain or loss treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the participant holds the stock acquired for more than one year.  A participant who disposes of shares acquired by exercise prior to the expiration of the forgoing holding periods recognizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price.  Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the participant as long or short-term capital gain, depending on the length of the holding period.  To the extent that the participant recognizes ordinary income, the Company will receive a corresponding tax compensation deduction.

Non-qualified Stock Options.  A participant will not recognize income upon the grant of a non-qualified stock option.  Upon exercise, the participant will recognize ordinary income equal to the excess of the fair market value of the Common Stock received on the date of exercise over the price paid for the stock.  The Company is entitled to a tax compensation deduction equal to the ordinary income recognized by the participant.  Any taxable income recognized by an employee participant in connection with an option exercise is subject to income and employment tax withholding.  When the participant disposes of shares acquired by the exercise of an option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital, depending upon the length of the holding period.

Stock Appreciation Rights.  A participant will not recognize income upon the grant of a stock appreciation right.  Upon exercise, the participant will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received from the exercise, which will be subject to income and employment tax withholding for an employee participant.  The Company will receive a tax compensation deduction equal to the ordinary income recognized by the participant.  When the participant disposes of shares acquired by the exercise of a stock appreciation right, any amount received in excess of the  fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the length of the holding period.

Restricted Stock and Restricted Stock Units. Generally, a participant who is granted restricted stock or restricted stock units will not be taxed on the grant.  However, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock or cash received when the restrictions lapse, at which time an employee participant also will be subject to income and employment taxes.  The Company will receive a compensation tax deduction equal to the ordinary income recognized by the participant.  If a participant receives a restricted stock or restricted stock unit award that is subject to  “substantial risk of forfeiture,” as defined in Section 83(b) of the Code, the participant may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the participant will be taxed on the fair market value of the award as of the grant date, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the participant. Upon disposition of any shares received from a restricted stock or restricted stock unit award, any excess over the fair market value of the shares when the restrictions lapsed (or the fair market value of the shares when a Code Section 83(b) election was filed) will be subject to long or short-term capital gain, depending upon the length of the holding period.

Performance Share Awards.  Generally, a participant will not be taxed upon the grant of a performance share award that is subject to restrictions or performance measures.  However, the participant will recognize ordinary income equal to the cash or fair market value of the Common Stock, or combination thereof, received when the restrictions or other performance measures have been satisfied, at which time an employee participant also will be subject to income and employment tax withholding.  The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the participant.  A participant who receives a performance share award that is subject to a “substantial risk of forfeiture,” as defined in Section 83 of the Code, may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the participant will be taxed on the fair market value of the award as of the date of grant, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the participant.

Deferred Stock Units.  Generally, a participant will not be taxed on the grant of a deferred stock unit.  When a deferred stock unit ultimately is settled in shares or cash and distributed from the 2004 Stock Plan, a participant will recognize ordinary income in the year of settlement equal to the fair market value of the Common Stock or cash received, and an employee participant will be subject to income and employment tax withholding on such amount at the time of settlement.  The Company will receive a tax compensation deduction equal to the ordinary income recognized by the participant.  Upon the sale of any shares received, any excess over the fair market value of the shares on the settlement date will taxed to the participant as long or short-term capital gain, depending upon the length of the holding period.

Directors Stock Purchase Rights.  A Director who elects to purchase shares of Common Stock under the 2004 Stock Plan using all or a part of his or her cash directors’ fees will recognize ordinary income at each quarterly payment date equal to the fair market value of the shares received, which generally will equal the cash directors’ fees used to purchase the shares.  The Company will receive a tax compensation deduction equal to the ordinary income recognized by the Director.  Upon the sale of shares received, any excess over the fair market value of the shares recognized on the original quarterly payment date will be taxed to the Director as long or short-term capital gain, depending upon the length of the holding period.

Code Section 162(m). Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the three other most highly-paid executive officers of a publicly traded corporation (other than the chief financial officer).  Certain types of compensation, including compensation based on performance targets that are approved in advance by shareholders, are excluded from the deduction limit.  Awards of options and stock appreciation rights under the 2004 Stock Plan are intended to be exempt from the deduction limits under Code Section 162(m).  At the discretion of the Management Development Committee, restricted stock, restricted stock units, performance share award and performance share award units may be granted under the 2004 Stock Plan in a manner that exempts them from Code Section 162(m).

Code Section 409A.  We have also structured the 2004 Stock Plan with the intention that it comply with or be exempt from Section 409A of the Code which may impose additional taxes on our executives and other team members for certain types of deferred compensation that are not in compliance with Section 409A.  However, the Company does not generally assume responsibility for any additional tax, interest or penalties under Code Section 409A arising out of payments under the 2004 Stock Plan.

New Incentive Plan Benefits

The future benefits or amounts that would be received under the 2004 Stock Plan by executive officers and other team members are discretionary and are therefore not determinable at this time.  In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2004 Stock Plan had been in effect cannot be determined.

Aggregate Awards Granted Under the 2004 Stock Plan from Plan Inception

The following table lists each person named in the Summary Compensation Table under “Further Information – Executive Compensation – Summary Compensation Table”, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person currently providing services to the Company who received or is to receive at least five percent of the shares granted or issued under the 2004 Stock Plan, and all current team members of the Company (other than executive officers) as a group, indicating, as of September 15, 2017, the aggregate number and weighted average exercise price of options granted under the 2004 Stock Plan and restricted stock and restricted stock units awarded under the 2004 Stock Plan to each of the foregoing since the inception of the plan in 2004.  The table also does not include the following shares purchased by non-employee Directors under the Directors Stock Purchase Rights Option: Mr. Marz 49,165 shares, Mr. Bryant 5,521 shares, Mr. Neely 6,300 shares, Mr. Oswald 54,548 shares, Mr. Ratigan 5,521 shares, Mr. Smith 6,107 shares, and Mr. Taylor 8,878 shares.

The table also does not include restricted stock units which will be issued to Messrs. Watza and Van Valkenburg and other current team members on October 2, 2017 under the Fiscal 2018 Executive Long Term Incentive Plan and an option to purchase 100,000 shares granted to Mr. Watza as described under “Compensation of Executive Officers – Employment Agreements.”

NAME AND PRINCIPAL POSITION	OPTION GRANTS		RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
	Option Shares Granted Under 2004 Stock Plan From Plan Inception(1)	Weighted Average Exercise Price ($)	Shares of Restricted Stock and Restricted Stock Units Awarded under 2004 Stock Plan From Plan Inception
David L. Watza, President and Chief Executive Officer and Chief Financial Officer	130,000(2)	6.95	10,692(3)
W. Richard Marz, Chairman of the Board, Director and Director Nominee	199,570(4)	7.20	27,369(5)
John F. Bryant, Director and Director Nominee	8,000(6)	6.46	-
C. Richard Neely, Director and Nominee	17,570(7)	10.62	2,369(8)
Robert S. Oswald, Director and Director Nominee	49,570(9)	7.18	2,369(8)
James A. Ratigan, Director and Director Nominee	48,000(10)	6.94	-
Terryll R. Smith, Director and Director Nominee	49,570(9)	7.18	2,369(8)
William C. Taylor, Director and Director Nominee	8,000(6)	6.46	-
All Current Executive Officers as a Group (2 persons)	152,500	6.91	16,518
All Current Directors as a Group (7 persons)	380,280	7.29	45,168
All Current Team Members (other than Executive Officers) as a Group	1,648,842	7.52	105,940

(1)All options are non-qualified stock options.  The exercise price of all options is equal to 100% of the fair market value of the Common Stock on the date of grant.

(2)Options for 30,000 and 100,000 shares granted to Mr. Watza became or become exercisable in cumulative annual installments of 33 1/3% beginning on November 2, 2016 and December 1, 2017, respectively and expire on the earlier of November 2, 2026 and December 1, 2027, respectively, or if earlier, one year after Mr. Watza’s death or permanent disability or three months after Mr. Watza’s termination of employment.  As of September 15, 2017, Mr. Watza held unexercised options for 130,000 shares of Common Stock under the 2004 Stock Plan, of which 10,000 options are exercisable.

(3)Grant of restricted stock made on September 7, 2017 under the Fiscal 2017 Executive Long Term Incentive Plan.  Restrictions expire in cumulative annual installments of 25% beginning September 7, 2017.

(4)Options for 8,000, 8,000, 50,000, 8,000, 8,000 and 8,000 shares granted to Mr. Marz, became or become exercisable in cumulative annual installments of 25% beginning September 1, 2007, September 4, 2008, February 1, 2009, January 2, 2010, September 1, 2012 and December 3, 2013, respectively and expire or have expired on the earlier of August 31, 2016, September 3, 2017, January 31, 2018, January 1, 2019, August 31, 2021 and December 2, 2022, respectively, or if earlier, one year after Mr. Marz’s death or permanent disability or three months after Mr. Marz’s termination of services.  Options for 9,570 shares granted to Mr. Marz became exercisable in cumulative annual installment of 33 1/3% beginning December 1, 2016 and expire on the earlier of November 30, 2025, or if earlier, one year after Mr. Marz’s death or permanent disability or three months after Mr. Marz’s termination of services.  Options for 100,000 shares granted to Mr. Marz on February 2, 2016 became exercisable 75% on August 31, 2016 and 25% on August 31, 2017 and expire on the earlier of February 1, 2026, or if earlier, one year after Mr. Marz’s death or permanent disability or three months after Mr. Marz’s termination of services.  As of September 15, 2017, Mr. Marz holds unexercised options for 175,570 shares of Common Stock under the 2004 Stock Plan, of which 169,190 are exercisable.

(5)Grant of restricted stock of 2,369 made on November 11, 2014.  Restrictions expire in cumulative annual installments of 33 1/3% beginning November 11, 2015.  Grant of restricted stock of 25,000 made on February 2, 2016.  Restrictions expire 75% on August 31, 2016 and 25% on August 31, 2016.

(6)Options for 8,000 and 8,000 shares granted to Mr. Bryant and Mr. Taylor on September 1, 2016 became exercisable in cumulative annual installments of 33 1/3% beginning September 1, 2017 and expire the earlier of August 31, 2026, or if earlier, one year after the their death or permanent disability or three months after their termination of services.  As of September 15, 2017, Messrs. Bryant and Taylor each hold unexercised options for 8,000 shares of Common Stock under the 2004 Stock Plan, of which 2,667 are exercisable.

(7) Options for 8,000 granted to Mr. Neely on February 3, 2014 became exercisable in cumulative annual installments of 25% beginning February 3, 2015 and expire the earlier of February 2, 2025, or if earlier, one year after the Mr. Neely’s death or permanent disability or three months after Mr. Neely’s termination of services.  Options for 9,570 granted to Mr. Neely on December 1, 2015 became exercisable in cumulative annual installments of 33 1/3% beginning December 1, 2016 and expire the earlier of November 30, 2026, or if earlier, one year after the Mr. Neely’s death or permanent disability or three months after Mr. Neely’s termination of services.  As of September 15, 2017, Mr. Neely holds unexercised options for 17,570 shares of Common Stock under the 2004 Stock Plan, of which 9,190 are exercisable.

(8)Grant of restricted stock of 2,369 made on November 11, 2014.  Restrictions expire in cumulative annual installments of 33 1/3% beginning November 11, 2015.

(9)Options for 8,000, 8,000, 8,000, 8,000 and 8,000 granted to Messrs. Oswald and Smith became or become exercisable in cumulative annual installments of 25% beginning September 1, 2007, September 4, 2008, January 2, 2010, September 1, 2012 and December 3, 2013, respectively and expire or have expired on the earlier of August 31, 2016, September 3, 2017, January 1, 2019, August 31, 2021 and December 2, 2022, respectively, or if earlier, one year after their death or permanent disability or three months after their termination of services.  Options for 9,570 shares granted to Messrs. Oswald and Smith became exercisable in cumulative annual installment of 33 1/3% beginning December 1, 2016 and expire on the earlier of November 30, 2025, or if earlier, one year after their death or permanent disability or three months after their termination of services.  As of September 15, 2017, Messrs. Oswald and Smith hold unexercised options for 33,570 shares of Common Stock under the 2004 Stock Plan, of which 27,190 are exercisable.

(10)Options for 8,000, 8,000, 8,000, 8,000 and 8,000 granted to Mr. Ratigan became or become exercisable in cumulative annual installments of 25% beginning September 1, 2007, September 4, 2008, January 2, 2010, September 1, 2012 and December 3, 2013, respectively and expired three months after October 2, 2013 due to the termination of his services.  Options for 8,000 shares granted to Mr. Ratigan on September 1, 2016 became exercisable in cumulative annual installments of 33 1/3% beginning September 1, 2017 and expire the earlier of August 31, 2026, or if earlier, one year after the their death or permanent disability or three months after their termination of services.  As of September 15, 2017, Mr. Ratigan holds unexercised options for 8,000 shares of Common Stock under the 2004 Stock Plan, of which 2,667 are exercisable.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2017, including the 2004 Stock Plan and the Employee Stock Purchase Plan (together, the “Plans”):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category
	(a)		(b)	(c)
Equity compensation plans approved by shareholders:
2004 Stock Incentive Plan	622,636	(1)	$ 7.26	607,952
Employee Stock Purchase Plan	-	(2)	-	126,898

Total equity compensation plans approved
by shareholders	622,636		$ 7.26	734,850

(1)Awards under the 2004 Stock Plan may be in the form of stock options, stock appreciation rights, restricted stock or restricted stock units, performance share awards, director stock purchase rights and deferred stock units; or any combination thereof.

(2)Does not include an undeterminable number of shares subject to a payroll deduction election under the Employee Stock Purchase Plan for the period from July 1, 2017 until December 31, 2017, which will not be issued until January 2018.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.  This advisory vote is commonly known as “Say-on-Pay.”  Accordingly, the Board is asking our shareholders to indicate their support for the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

At the 2013 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation be held on an annual basis.  Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executive officers.

This proposal is not intended to address the specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s executive compensation program and practices.  Please read the “Compensation of Executive Officers,” together with the related compensation tables and narrative disclosure, below, for a detailed explanation of the Company’s executive compensation program and practices.

The Board is asking our shareholders to vote “FOR” the following non-binding resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure, in the Proxy Statement is hereby approved on an advisory basis.”

Required Vote

The approval of this proposal requires the affirmative vote of a majority of the votes cast on the matter.  As an advisory vote, the result will not be binding on the Board; however, the Management Development Committee, which is comprised solely of independent directors, will consider the outcome of the vote when evaluating the effectiveness of the Company’s compensation policies and practices.

PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INDICATED ON THE PROXY.

PROPOSAL 4 — RATIFICATION OF COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

As provided in its charter, the Audit Committee selects our independent registered public accounting firm, reviews the scope of the annual audit and approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm.  The Audit Committee has evaluated the performance of BDO USA, LLP (“BDO”) and has selected them as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended June 30, 2018.  BDO has served as our independent registered public accounting firm since January 7, 2013. You are requested to ratify the Audit Committee’s appointment of BDO.  Representatives of BDO are expected to be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders present at the meeting.

A majority of the votes cast at the Annual Meeting is required for ratification.  However, by NASDAQ and SEC rules, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. Therefore, if shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments.  Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Additional information regarding the Company’s independent registered public accounting firm can be found under “Independent Registered Public Accounting Firm”.

Required Vote

Ratification of the Company’s independent auditors requires a majority of the votes cast on the matter.

PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS UNLESS OTHERWISE INDICATED ON THE PROXY.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

Principal Shareholders

The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock.  The number of shares reported is as of the dates indicated in the footnotes below.  The percentage of class is based on 9,484,344 shares of Common Stock outstanding on September 15, 2017.  The information has been furnished by each such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Ariel Investments, LLC 200 E. Randolph Dr., Suite 2900 Chicago, IL 60601	1,113,794(2)	11.7
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	868,830(3)	9.2
Moab Capital Partners, LLC, Moab Partners, L.P. and Michael R. Rothenberg 15 East 62nd Street New York, NY 10065	699,642(4)	7.4
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	684,901(5)	7.2
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation 800 Third Avenue New York, New York 10022	525,600(6)	5.5
Harbert Discovery Fund, LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., Harbert Management Corporation, Jack Bryant, Kenan Lucas and Raymond Harbert 2100 Third Avenue North, Suite 600 Birmingham, AL 35203	507,706(7)	5.4

(1)Unless otherwise indicated below, each shareholder listed has sole voting and sole investment power with respect to all shares beneficially owned by such person.

(2)Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 14, 2017 by Ariel Investments, LLC (“Ariel”), which disclosed that Ariel owned 1,113,794 shares as of June 30, 2017.  In its statement on Schedule 13G, filed with the SEC on May 10, 2017, Ariel reported that it had shared power to dispose of 572,724 shares and shared power to vote 1,215,156 shares of Common Stock.  Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by accounts which are advised by Ariel and none of which own more than 5% of the shares of Common Stock.

(3)Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 15, 2017 by Royce & Associates LP (“Royce”), which disclosed that Royce owned 868,830 shares as of June 30, 2017. In its statement on Schedule 13G, filed with the SEC on January 11, 2017, Royce reported that it had sole power to dispose of and vote 872,726 shares of Common Stock.

(4)Based upon a Schedule 13D filed with the SEC on August 12, 2017 jointly by (i) Moab Capital Partners, LLC (“Moab LLC”), (ii) Moab Partners L.P. (“Moab L.P.”) and (iii) Michael R. Rothenberg, which disclosed that each of Moab LLC and Michael R. Rothenberg has sole power to dispose of and to vote 699,643 shares of Common Stock and Moab L.P. has sole power to dispose of and to vote 659,471 shares of Common Stock.

(5)Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 11, 2017 by Dimensional Fund Advisors LP (“Dimensional”), which disclosed that Dimensional owned 684,901 shares as of June 30, 2017.  In its statement on Schedule 13G with the SEC on February 9, 2017, by Dimensional reported that it had sole power to dispose of 656,254 shares and sole power to vote 644,653 shares of Common Stock.  Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional and none of which own more than 5% of the shares of Common Stock.  Dimensional disclaims beneficial ownership of such shares of Common Stock.

(6)Based upon a Holding Report on Schedule 13F-HR, filed with the SEC on August 12, 2017 by Renaissance Technologies LLC (“Renaissance”), which stated that Renaissance owned 525,600 shares as of June 30, 2017.  In their statement on Schedule 13G, filed with the SEC on February 14, 2017, Renaissance and its majority owner, Renaissance Technologies Holdings Corporation, had the sole power to dispose of, and to vote 497,500 shares of Common Stock.  Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by accounts which are advised by Renaissance and none of which own more than 5% of the shares of Common Stock.

(7)Based upon a Schedule 13D filed with the SEC on August 11, 2017 jointly by (i) Harbert Discovery Fund, LP (“Harbert LP”), (ii) Harbert Discovery Fund GP, LLC (“Harbert GP”), (iii) Harbert Fund Advisors, Inc. (“HFA”), (iv) Harbert Management Corporation (“HMC”), (v) Jack Bryant, (vi) Kenan Lucas and (vii) Raymond Harbert, which disclosed that each of Harbert LP, Harbert GP, Jack Bryant and Kenan Lucas has shared power to dispose of and to vote 504,100 shares of Common Stock and that each of HFA, HMC and Raymond Harbert has shared power to dispose of and to vote 507,706 shares of Common Stock.

Beneficial Ownership by Directors and Executive Officers

The following table sets forth information with respect to beneficial ownership of the Common Stock by each of our directors and director nominees, the persons named in the Summary Compensation Table and by all our directors and executive officers as a group as of September 15, 2017, unless otherwise indicated.  The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John C. Bryant(2)(3)	512,288	5.4
W. Richard Marz(2)(4)	311,384	3.3
C. Richard Neely, Jr.(2)(5)	17,859	*
Robert S. Oswald(2)(6)	159,179	1.7
James A. Ratigan(2)(7)	12,098	*
Terryll R. Smith(2)(8)	46,666	*
William C. Taylor(2)(9)	11,545	*
David L. Watza(10)	34,692	*
All current executive officers and directors as a group (9 persons)(11)	1,134,675	12.0

* Less than 1% of class

(1)To the best of the Company’s knowledge, based on information reported by such directors and officers or contained in the Company’s shareholder records.

(2)Serves as a member of the Board of the Company.

(3)Each of Harbert LP, Harbert GP, HFA, HMC, Mr. Bryant, Kenan Lucas and Raymond Harbert has shared power to dispose of and vote 507,706 shares of Common Stock.  Includes options to purchase 2,667 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(4)Includes options to purchase 177,190 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(5)Includes options to purchase 9,190 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(6)Includes options to purchase 35,190 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(7)Includes options to purchase 2,667 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(8)Includes options to purchase 27,190 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(9)Includes options to purchase 2,667 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(10)Includes options to purchase 20,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

(11)Includes options to purchase 278,136 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of September 15, 2017.

Section 16(a) Beneficial  Ownership  Reporting  Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC.  Directors, officers and greater than ten percent shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports they file.  Specific due dates for these reports have been established and we are required to report in this proxy statement any failure to file by these dates during our last fiscal year.  To our knowledge, all of these filing requirements were satisfied during our last fiscal year by our officers, directors and ten percent shareholders.  In making this statement, we have relied solely on the representations of our directors, officers and ten percent shareholders and copies of the reports that have been filed with the SEC.

EXECUTIVE OFFICERS

The executive officers listed below were appointed by the Board and serve in the capacities indicated.  Executive officers are normally appointed annually by the Board and serve at the pleasure of the Board.

Name and Age	Position and Principal Occupations
W. Richard Marz, 73

Chairman of the Board since January 2008, and President and Chief Executive Officer from January 2016 through November 2016.  Mr. Marz’ business experience is described under “Proposal 1 – Election of Directors”.

David L. Watza, 51

President, Chief Executive Officer and Chief Financial Officer since November 2016.  Senior Vice President, Finance and Chief Financial Officer of the Company from October 2015 to November 2016. From July 2005 until September 2015 Mr. Watza was employed at TriMas Corporation, and its subsidiaries, where he held a number of positions including serving as the Vice President of Corporate Development and Treasury with responsibility for acquisitions, divestures, and global treasury operations from March 2015 until September 2015, Vice President Finance, Business Planning & Analytics with responsibility for strategic planning, annual operating planning and forecasting, and certain company-wide information technology initiatives from June 2013 until March 2015, division Finance Officer for Cequent APEA in Australia from March 2011 until June 2013, and division Finance Officer and Vice President of Finance for Cequent Performance Products from July 2005 until March 2011.

Richard J. Van Valkenburg, 49

Vice President, Global Sales and Marketing since December 2016.  Mr. Van Valkenburg served as Director of Sales - Americas from February 2016 to December 2016 and Strategic Account Manager-General Motors from February 2009 to February 2016 and Strategic Account Manager - Chrysler from July 2000 to February 2009.   He also served as Application Engineer, Project Manager and Project Engineer from September 1996 to February 2009.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary.  This Compensation Discussion and Analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other named executive officers ( the “NEOs”) included in the Summary Compensation Table that follows this discussion.  This CD&A is intended to place in perspective the compensation information contained in the tables that follow this discussion.

During fiscal 2017, the Management Development Committee, after reviewing the Company’s executive compensation programs, determined to not change the principal components of our programs as discussed below.  This approach was supported by the results of the advisory vote by shareholders of the Company at the Annual Meeting of Shareholders held on November 10, 2016 at which the “Say on Pay” Advisory Vote on Executive Compensation was approved by 80.0% of the shareholders voting on the proposal.

General Philosophy.  Our objective is to provide a superior return to shareholders. To support this objective, we believe that we must attract, retain and motivate top quality executive talent.  Our executive compensation program is a critical tool in this process.

Our executive compensation program consists of five components:

• Base salary;
• Annual cash incentive opportunities;
• Long-term incentives represented by stock-based awards;
• Employee benefits; and
• Severance and change in control benefits.

Our compensation philosophy at all levels of the organization emphasizes performance-based compensation.  This is particularly true of our executive compensation program, which has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to our success.  A significant portion of our NEOs and other executives’ potential annual cash compensation is tied to our revenue and profitability goals.  We provide long-term incentives to our team through periodic stock awards.  Through stock awards to our NEOs and other executives, we have tied a significant portion of their future compensation potential to the creation of long-term shareholder value.  Further, we believe that stock-based incentives for team members, in addition to providing an incentive for their continued employment, more closely align their interests with those of the Company and its shareholders.

Our approach to NEO base salaries is to ensure that they are competitive so that they are effective in attracting and retaining a high quality executive team.  Similarly, in designing our employee benefit programs and severance and change in control benefits, we strive to offer benefits consistent with the general practice of comparable companies.

We believe that compensation should be simple, straightforward and easily understood by the recipients.  As a result, our incentive compensation programs have generally been tied to a limited number of key Company-wide performance metrics that can be objectively measured.

We continue to implement a corporate strategy designed to leverage our leading technologies and market position to accelerate the next evolution of growth of the Company as well as increase diversification across industries.  The main components of our strategy are: to continue to invest in engineering capabilities, focus on our core automotive technologies and customers, tenaciously pursue cost efficiencies and prudently manage our working capital.

In the coming years, we will continue to revise and refine our executive and non-executive compensation programs to properly motivate our executives and team to implement this strategy.  We will directly reward them for growth on a Company-wide basis.

Equity Ownership Guidelines.  The Management Development Committee determined to implement equity ownership guidelines for our executive team. In August 2017, the Board determined that the Chief Executive Officer and other NEOs should hold shares equal to one-times and one-half-times their base salaries, respectively.  This will be accomplished by requiring these executives to retain at least 25% of the net shares of Common Stock acquired upon the vesting or exercise of any equity incentive awards, after deducting the number of shares of Common Stock that were withheld or sold to pay applicable taxes and/or exercise price, until the executive has met the ownership guidelines.  This requirement will be measured each year at June 30th.

The Role of the Management Development Committee and Chief Executive Officer in the Compensation Process.  The Management Development Committee is responsible for the planning, review and administration of our executive compensation program and stock-based executive compensation programs.  During the fiscal year ended June 30, 2017, all members of this Committee were non-employee directors of the Company.  The Management Development Committee generally meets in conjunction with regularly scheduled Board meetings and between Board meetings at the request of the Chief Executive Officer or the Management Development Committee.

The Management Development Committee generally reviews the components of executive compensation on an annual basis to determine whether there should be any adjustments in base salary, to establish the annual cash incentive plan, to establish a long term equity incentive plan, to determine if other stock-based incentives should be granted and to review the terms of our other executive compensation programs.  Each year the Chief Executive Officer presents an evaluation of the performance of the NEOs and other executive team members to the Management Development Committee.  Based upon this evaluation, the Chief Executive Officer makes recommendations to the Management Development Committee regarding compensation for the NEOs and other executives, other than himself.  The Chief Executive Officer may make recommendations regarding changes in a particular NEO or other executive’s compensation more frequently than annually as a result of changes in circumstances, such as the assumption of increased executive level responsibilities.  The Management Development Committee considers the recommendations of the Chief Executive Officer, as well as the other information provided to them by the Company, and then establishes compensation for the NEOs and other executives, either annually or periodically as the need arises.

The Management Development Committee independently assesses the performance of the Chief Executive Officer.  Based upon that assessment, the performance of the Company and the Management Development Committee’s decisions regarding the compensation of the other NEOs and executives, the Management Development Committee independently establishes the compensation of the Chief Executive Officer, without any recommendations from or participation by the Chief Executive Officer in that process.

The Management Development Committee has not established a set percentage relationship between the size of the Chief Executive Officer’s compensation package as compared to the other NEOs.  However, historically one of the factors considered by the Management Development Committee in setting the Chief Executive Officer’s compensation is the level of compensation awarded to the other NEOs for each element of compensation.

The base salary, annual cash incentive opportunity, stock-based incentives and other compensation terms for new executive officers are established by the Management Development Committee based upon the executive’s qualifications, position and level of responsibility as compared with our other executives, our profitability and other factors, such as assessments of individual performance and market practices, and, in the case of executive officers other than the Chief Executive Officer, upon the recommendation of the Chief Executive Officer.

The Chief Executive Officer typically proposes the terms of an annual cash incentive plan and equity incentive plan to the Management Development Committee for consideration.  The Committee revises the plans as it deems appropriate and approves the final plans, usually in the first quarter of the fiscal year.

The Management Development Committee generally reviews all elements of compensation as a whole in establishing executive compensation.  It does not have a pre-set formula for the proper mix of the elements, other than the annual cash incentive and equity incentive plans.  In the case of our annual cash incentive and equity incentive plans, each of our NEOs and other executives has a set target percentage of his or her base salary that can be earned as an annual cash incentive and an equity incentive for achievement of Company-wide performance metrics.

The Role of Risk Assessment in Compensation Planning.  As part of its process of developing and implementing the Company’s compensation programs for both executive and non-executive team members, the Management Development Committee considers whether the programs being proposed have the potential to create risks that could have a material adverse effect on the Company.  The Management Development Committee believes that the Company’s compensation programs have been structured with an appropriate balance between providing strong compensation-related incentives to the team to drive revenue and profit growth, without encouraging them to take excessive risks to achieve growth.  For instance, while the Company uses performance-based compensation at all levels of its compensation program, base salary still represents the largest single portion of all team members’ cash compensation.  This encourages team members to take appropriate risks to achieve established goals, but tempered by the need to maintain the Company’s long-term established business assets and value.  Further, Company revenue and operating income targets used in incentive plans are based upon the Company’s operating budget for the fiscal year generally developed by the executives and the team and approved by the Company’s Board of Directors.  By setting targets in this fashion, the Management Development Committee strives to set realistic targets to drive reasonably achievable growth.  In addition, the amount that can be earned by the executives and the team under this plan are capped at a percentage of the team member’s base salary, discouraging risk taking to achieve performance levels significantly above the expected levels of performance.

Key Elements of Compensation for Fiscal 2017

Base Salary.  The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives.  Executive salary levels are reviewed and established annually.  The salaries received by our executives generally reflect their levels of responsibility, our profitability and other factors, such as assessments of individual performance and market practices.

In connection with the appointment of Mr. Marz as interim President and Chief Executive Officer in January 2016, the Management Development Committee set Mr. Marz’ base salary at $217,500. This amount was determined in order to provide Mr. Marz with a base salary level for his full time services that, when taken together with his $150,000 annual retainer as Chairman of the Board, was commensurate with that of the former President and Chief Executive Officer. In March 2016, in conjunction with the implementation of the financial improvement plan, the Board reduced the annual retainer for the Chairman of the Board to $100,000.  Following the appointment of Mr. Watza as President and Chief Executive Officer in November 2016, Mr. Marz ceased services as an employee of the Company and so no longer received payments of his base salary.  He did continue to receive his annual retainer as Chairman of the Board for periods thereafter.  In addition, he was paid a six month $25,000 additional retainer fee starting with the appointment of Mr. Watza as the new President and Chief Executive Officer, for his activities during the transition in management.  In May 2017, this additional retainer fee of $25,000 was extended through the end of calendar year 2017.

In connection with the appointment of Mr. Watza as President and Chief Executive Officer, his base salary was set at $325,000.  Prior to this appointment, as our Senior Vice President, Finance and Chief Financial Officer, his base salary was $260,000.  The Management Development Committee set his base salary at a level they viewed as commensurate with amounts paid to his predecessors.  Mr. Watza also was awarded a non-qualified option to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan, with a grant date effective December 1, 2016.  The options will become exercisable in three equal annual installments beginning December 1, 2017 at an exercise price equal to the fair market value of the Company’s Common Stock on December 1, 2016.

Annual Non-Equity Incentive Plan.  Our executives and director-level team members are eligible for annual cash incentive opportunities.  Generally, at the beginning of each fiscal year, the Management Development Committee develops a cash incentive plan applicable to the Chief Executive Officer of the Company, the other NEOs and our other executives and director-level team members.

In the case of our annual cash incentive, each of our executives and director-level team members, including the NEOs, has a set target percentage of their base salary that can be earned as an annual cash profit sharing incentive for achievement of Company-wide performance metrics and individual strategic goals.

For fiscal 2017, the Management Development Committee adopted the Fiscal 2017 Executive Short Term Incentive Plan, which applied to Mr. Watza, the other NEOs excluding Mr. Marz, our other executives and director-level team members.  Under the Fiscal 2017 Executive Short Term Incentive Plan, participants could earn annual incentive cash compensation based upon performance against pre-established Company financial targets and individual strategic objectives.

When Mr. Marz was named as the Company’s interim President and Chief Executive Officer, it was determined that Mr. Marz would not participate in the Company’s Executive Short Term Incentive Plan, due to the fact that the Company was searching for a permanent Chief Executive Officer.

The amount of the award of any cash incentives under the Fiscal 2017 Executive Short Term Incentive Plan for fiscal 2017 performance was based on the Company’s achievement of specified results with respect to Company revenue and operating income targets for fiscal 2017, as well as the achievement of individual strategic objectives.  The weightings of these targets for fiscal 2017 were as follows:

Fiscal 2017 Targets	Weighting
Company Revenue	50%
Company Operating Income Before Incentive Compensation	50%

The financial targets include progressive threshold (90% of target for Company Revenue and 75% for Company Operating Income), target and maximum (110% of target for Company Revenue and 125% of target for Company Operating Income) level incentive performance objectives.  Furthermore, the Company’s Operating Income Before Incentive Compensation must be at least 75% of the target level under the Company’s Fiscal 2017 Operating Budget for any annual incentive cash compensation payable to be made under the Executive Short Term Incentive Plan.

An annual incentive cash compensation payout can be made under the Fiscal 2017 Executive Short Term Incentive Plan if Company revenue equals or exceeds 90% of the Company Revenue target or the Company Operating Income Before Incentive Compensation equals or exceeds 75% of the Company Operating Income Before Incentive Compensation target.  The specific amount that such participant receives is dependent on company financial performance, the participant’s base salary and his or her predetermined participation level stated as a percentage of base salary (60% for Mr. Watza and 40% for other executives).

The amount that could have been received by Mr. Watza under the Fiscal 2017 Executive Short Term Incentive Plan ranged from 0% (assuming the threshold objectives were not met) to 90% (assuming the maximum objectives were met) of base salary, with a cash incentive amount of 60% of base salary if both of the target financial performance objectives are met.  For each of the other executives, the amount such executives could have received under the Fiscal 2017 Executive Short Term Incentive Plan ranged from 0% (assuming the threshold objectives were not met) to 60% (assuming the maximum objectives were met) of base salary, with a threshold cash incentive amount of 40% of base salary if both of the target financial performance objectives are met.

Participating team members under the Fiscal 2017 Executive Short Term Incentive Plan had to be employed on or before December 31, 2016 in order to be eligible. Participating team members hired between July 1, 2016 and December 31, 2016, were eligible for a pro-rata portion of their individual participation level. Participating team members had to be employed by the Company at the date of the payouts in fiscal 2017, except as otherwise provided under any severance agreement applicable to the participant.  See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” The Management Development Committee reserved the right to increase, decrease or eliminate any payout under the Fiscal 2017 Executive Short Term Incentive Plan for any participant, including to provide for no payout even if the financial performance targets or strategic objectives were achieved by the participant.

After completion of fiscal 2017, the Management Development Committee determined the extent to which the specified goals relating to the financial targets were achieved.  In July 2017, the Company settled a previously disclosed lawsuit and recorded a pre-tax charge of $1.0 million in fiscal 2017 relating to the settlement.  Because the lawsuit involved the activities of a business unit that was sold in 2012 and for which the current top management team had no responsibility, the Management Development Committee determined it appropriate that the Company’s Operating Income for fiscal 2017 be adjusted for purposes of the calculation of the payout under the Fiscal 2017 Executive Short-Term Incentive Plan, by eliminating approximately 55% of the impact of such charge on Operating Income.  Our fiscal 2017 Revenue and adjusted Operating Income Before Incentive Compensation for purposes of the Fiscal 2017 Executive Short Term Incentive Plan were approximately 113% and 86% respectively, of the target thresholds.  Accordingly, a cash incentive was earned for both the revenue target and the operating income target, for a payout of 99.5% of the target level cash incentive amount.

Long Term Equity Incentive Plan.  Our executives and director-level team members are eligible for equity incentive opportunities.  Generally, at the beginning of each fiscal year, the Management Development Committee develops an equity incentive plan applicable to the Chief Executive Officer of the Company, the other NEOs and our other executives and director-level team members.

For fiscal 2017, the Management Development Committee adopted the Fiscal 2017 Executive Long Term Incentive Plan, which applied to Mr. Watza, the other NEOs excluding Mr. Marz, and our other executives.  Under the Fiscal 2017 Executive Long Term Incentive Plan, each of our executives, including the NEOs, had a set target percentage of their base salary that could be earned in the form of a restricted stock award of Common Stock as determined by the Management Development Committee, based upon an earned award denominated in dollars for performance against pre-established Company-wide financial targets.

When Mr. Marz was named as the Company’s interim President and Chief Executive Officer, it was determined that Mr. Marz would not participate in the Company’s Executive Long Term Incentive Plan, due to the fact that the Company was searching for a permanent Chief Executive Officer

The number of shares to be awarded under the Fiscal 2017 Executive Long Term Incentive Plan for fiscal 2017 performance was based on the Company’s achievement of specified results with respect to Company revenue and operating income targets for fiscal 2017.  The weightings of these targets for fiscal 2017 were as follows:

Fiscal 2017 Targets	Weighting
Company Revenue	50%
Company Operating Income Before Incentive Compensation	50%

The financial targets include progressive threshold (90% of target for Company Revenue and 75% for Company Operating Income), target and maximum (110% of target for Company Revenue and 125% of target for Company Operating Income) level incentive performance objectives.  Furthermore, the Company’s Operating Income Before Incentive Compensation must be at least 75% of the target level under the Company’s Fiscal 2017 Operating Budget for any annual incentive cash compensation payable to be made under the Executive Long Term Incentive Plan.

An incentive equity compensation payout can be made under the Fiscal 2017 Executive Long Term Incentive Plan if either Company Revenue equals or exceeds 90% of the Company Revenue target or at least 75% of the Company Operating Income Before Incentive Compensation equals or exceeds the Company Operating Income Before Incentive Compensation target.  The specific number of shares of restricted stock that such participant receives is determined by dividing a dollar amount dependent on Company financial performance, the participant’s base salary and his or her predetermined participation level stated as a percentage of base salary (30% for Mr. Watza and 20% for the other NEOs), by (i) the closing price of the Common Stock on the NASDAQ Stock Market’s Global Market on the equity award date in fiscal 2018, in the case of restricted stock awards.

Under the Fiscal 2017 Executive Long Term Incentive Plan, the grant date value of the equity award that could be received by Mr. Watza ranged from 0% (assuming the threshold objectives were not met) to 45% (assuming the maximum objectives were met) of base salary, with a grant date value of 30% of base salary if both of the target financial performance objectives are met.  Under the Fiscal 2017 Executive Long Term Incentive Plan, the grant date value of the equity award that could be received by the Company’s other executives ranged from 0% (assuming the threshold objectives were not met) to 30% (assuming the maximum objectives were met) of base salary, with a grant date value of 20% of base salary if both of the target financial performance objectives are met.

Participating team members under the Fiscal 2017 Executive Long Term Incentive Plan had to be employed on or before December 31, 2016 in order to be eligible. Participating team members hired between July 1, 2016 and December 31, 2016 were eligible for a pro-rata portion of their individual participation level.  Participating team members had to be employed by the Company at the date of the payout in fiscal 2018, except as otherwise provided under any severance agreement applicable to the participant.  See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” The Management Development Committee reserved the right to increase, decrease or eliminate any payout under the Fiscal 2017 Executive Long Term Incentive Plan for any participant, even if the financial performance targets were achieved.

After completion of fiscal 2017, the Management Development Committee determined the extent to which the specified goals relating to the financial targets were achieved.  In July 2017, the Company settled a previously disclosed lawsuit and recorded a pre-tax charge of $1.0 million in fiscal 2017 relating to the settlement.  Because the lawsuit involved the activities of a business unit that was sold in 2012 and for which the current top management team had no responsibility, the Management Development Committee determined it appropriate that the Company’s Operating Income for fiscal 2017 be adjusted for purposes of the calculation of the payout under the Fiscal 2017 Executive Short-Term Incentive Plan, by eliminating approximately 55% of the impact of such charge on Operating Income.  Our fiscal 2017 Revenue and adjusted Operating Income Before Incentive Compensation for purposes of the Fiscal 2016 Executive Long Term Incentive Plan were approximately 113% and 86% respectively, of the target thresholds.  Accordingly, an equity award was earned for both the revenue target and the operating income target, for a payout of 99.5% of the target level equity incentive amount.

Stock-Based Incentives.  The 2004 Stock Plan permits the Management Development Committee to grant stock appreciation rights, restricted stock, restricted stock units, performance share awards and deferred stock units, in addition to incentive and non-qualified stock options.

In November 2016, in connection with Mr. Watza being named as President and Chief Executive Officer, he was awarded a non-qualified option to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan, with a grant date effective December 1, 2016.  On October 2, 2017, if Mr. Watza continues to be employed by the Company as President and Chief Executive Officer at that date, he will receive a grant of non-qualified stock options to purchase 100,000 shares of the Company’s Common Stock.  These grants are at levels commensurate with those made to his predecessors.

The options granted to Mr. Watza in 2016 become exercisable in three equal annual installments, beginning one year from their date of initial grant, at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.  The options expire ten years from the date of grant, or if earlier, one year after the executive’s death or permanent disability or three months after the executive’s termination of employment.  In addition, any portion of these options that is not exercisable becomes exercisable immediately upon a Change in Control of the Company as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”  All of the options granted were non-qualified stock options.

Under the terms of the Fiscal 2017 Executive Long Term Incentive Plan, Mr. Watza and the other NEOs, other than Mr. Marz, had the opportunity to earn an award of restricted stock under the 2004 Stock Plan in fiscal 2017 as described above under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Long Term Equity Incentive Plan.”

The Management Development Committee does not have a set time of the year in which it makes discretionary equity awards under the 2004 Stock Plan, nor does it make such awards every year.

The Management Development Committee periodically reviews the various stock-based incentive alternatives available to the Company under the 2004 Stock Plan as part of its development of a program to provide appropriate long-term incentives to the executive team and more closely align their interests with the Company and its shareholders.  Historically, the Management Development Committee used grants of non-qualified stock options as the Company’s principal long-term stock incentive program for the executive team. More recently, the Management Development Committee also has used restricted stock awards and restricted stock unit awards to the executive team, members of the Board of Directors and other team members.  We have increased our use of restricted stock awards and restricted stock unit awards in order to reduce the number of shares being issued by the Company as equity incentive awards.  Because recipients of restricted stock awards and restricted stock unit awards are not required to pay an exercise price to realize the benefits of the award, as compared to stock option grants where they are required to do so, we are able to award fewer shares of restricted stock and restricted stock units to participants than if we granted stock options, yet provide participants with equivalent value to a stock option grant.  In the future, the Management Development Committee plans to use a combination of stock option grants, restricted stock awards, restricted stock unit awards and performance share units.

The Management Development Committee has generally provided for stock options grants, restricted stock awards and restricted stock unit awards to become exercisable immediately upon a Change in Control of the Company. The Management Development Committee to date has used a single trigger structure for acceleration of vesting of stock option grants, restricted stock awards and restricted stock unit awards upon a Change in Control of the Company so that vesting occurs upon the occurrence of the Change of Control. They believe this provided executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a Change in Control of the Company.

The Management Development Committee has designed the restricted stock unit awards under the Fiscal 2018 Executive Long Term Incentive Plan to use a double trigger structure for acceleration of vesting of the awards upon a Change in Control of the Company.  Under the double trigger structure, accelerated vesting of awards requires both a Change in Control and qualified termination of employment or non-assumptions of awards. Similarly, the Management Development Committee has designed the performance share unit awards under the Fiscal 2018 Executive Long Term Incentive Plan to provide that, upon a Change in Control of the Company, the performance requirements will be eliminated and any unvested portion of the award will vest, at the target number of shares subject to the original grant, in annual tranches at the anniversary date of the date of grant, based upon the year in which the tranche would have vested based upon achievement of the performance targets, if the holder of the award is employed as of such date or, if earlier, a qualified termination of employment or non-assumption of the award. The Committee currently intends to use these provisions for all future grants under the 2004 Stock Plan.

Employee Benefits.  We believe it is important to the retention of our team members that we maintain a competitive benefit package at all levels within the Company.  Further, we believe a well-designed employee benefit program further promotes the creation of value for our shareholders by enhancing job productivity by encouraging our team members to maintain a healthy lifestyle and providing a reasonable level of financial support in the event of an illness, injury or death.

All of our team members, including the NEOs and our other executives, receive customary benefits such as medical, dental and vision plans, short and long-term disability and group life insurance.  However, Mr. Marz was not eligible to participate in the Company’s executive life or disability insurance program.  In addition, the NEOs and certain other executives receive enhanced life insurance (in lieu of group life) and supplemental long-term executive disability benefits, commensurate with their higher compensation levels.

We also maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which all team members employed in the United States, including the NEOs and our other executives, are eligible to participate on the same basis.  All team members are eligible to contribute up to 75% of their salaries on a pre-tax basis to the 401(k) Plan.  For calendar year 2017, the annual maximum contribution limit is $18,000 for employees under 50 years of age and $24,000 for employees 50 years of age or older.  In addition, the Board of Directors may authorize the Company, from time to time, to match a portion of the team members’ contributions to the 401(k) Plan.  During a portion of fiscal 2016, until early March 2016, the Company matched 50% of each team member’s voluntary contributions to the 401(k) Plan up to the annual maximum contribution limit set forth above, including those made by the NEOs and our other executives.  In March 2016, as part of our financial improvement plan, the Company suspended the Company match for all employees, including our NEOs and other executives.  However, in December 2016, the Company reinstated a match of 25% of each team member’s voluntary contribution to the 401(k) Plan up to the first 8% of a team member’s compensation.  Furthermore, based on the performance of the Company in fiscal year 2017, the Board approved an additional match for fiscal 2017 of each team member’s voluntary contributions to the 401(k) Plan up to 2% of their compensation for the period January 1 to June 30, 2017.

To facilitate the performance of their management responsibilities, we provide certain key employees selected perquisites and other personal benefits, such as an automobile expense allowance and, when key employees join us, relocation benefits, such as temporary housing and reimbursements of travel costs prior to relocation.

Severance Agreements.  The Board, upon recommendation of the Management Development Committee, authorized the implementation of formal severance agreements for the Company’s executive officers beginning in fiscal 2005.  The terms of the severance agreements are described under “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control.”  The Board determined it appropriate to formalize the Company’s general severance policies and practices for its executive team and at the same time institute enhanced severance arrangements payable in the event of a termination of the executive’s employment following a change in control of the Company.  The Board and Management Development Committee believe that the enhanced severance arrangements are necessary in order to provide executives with the appropriate incentives to act in the best interests of the Company and its shareholders, without concern for their own personal interests, and to provide for continuity of management during the pendency of a transaction that could result in a change in control of the Company.  The Management Development Committee, in developing its recommendations to the Board, consulted with an outside compensation consultant hired by the Committee and the Company’s outside legal counsel.  Based upon the foregoing, the Management Development Committee believes that the severance agreements contain terms and conditions which are comparable to those used by other companies that are similar in size to the Company.

Because Mr. Marz’ appointment as interim President and Chief Executive Officer was intended to be temporary while the Company was searching for a permanent Chief Executive Officer, it was determined that it was not necessary for the Company to enter into a severance agreement with him.

The NEOs, other than Mr. Marz, have all entered into our standard executive agreement not to compete, restricting the executive’s right to compete with us for the longer of twelve months following the termination of employment or the period post-termination during which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year post-termination restriction on soliciting our employees.  We have the right to cease all further payments under the NEO’s severance agreement in the event that the NEO violates the executive non-competition agreement.  The NEOs must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.

Payments under the severance agreements, when aggregated with any other “parachute payments” (defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) as compensation that becomes payable or accelerated due to a Change in Control) payable under any of our other plans, agreements or policies, are capped so as to not be treated as “excess parachute payments” under Code Sections 280G and 4999.  See “Compensation of Executive Officers – Compensation Discussion and Analysis – Golden Parachute Excise Tax” below for a further discussion of our policy with respect to golden parachute amounts.

Deductibility of Executive Compensation.  Code Section 162(m) restricts the deductibility of executive compensation paid to the chief executive officer and any of the three most highly compensated executive officers (other than the chief financial officer) at the end of the fiscal year to the extent such compensation (including gains from the exercise of certain stock options) exceeds $1,000,000 in any year.  There are exceptions to the limitation for performance-based compensation that is based on nondiscretionary, pre-established performance measures.

Our Board established certain restrictions on the granting of options under the 2004 Stock Plan so that compensation realized in connection with the stock-based grants under the 2004 Stock Plan could be structured to be exempt from the restrictions on deductibility under Section 162(m).  For instance, the 2004 Stock Plan restricts stock grants to any participant in any fiscal year as follows: (i) up to 200,000 shares of Common Stock may be subject to stock option grants, (ii) up to 200,000 shares of Common Stock may be subject to stock appreciation right grants, (iii) up to 200,000 shares of Common Stock may be subject to restricted stock awards, (iv) up to 200,000 shares of Common Stock may be subject to restricted stock units and (v) up to 200,000 shares of Common Stock may be subject to performance share awards.  It is important to note that while these restrictions allow the Management Development Committee continuing discretion in establishing executive officer compensation, they do limit such discretion by restricting the size of stock awards which the Management Development Committee may grant to any single individual.  The permitted size of the stock awards to a single individual was established based on the determination of the maximum number of shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.  The stock option grants under the 2004 Stock Plan have been designed to be exempt from the restrictions on deductibility under Section 162(m).  While the restricted stock awards under the 2004 Stock Plan, to date, have not been designed to be exempt from the restrictions on deductibility under Section 162(m), they have been small enough in number to not likely result in payments to any executive officer in any year which would be subject to such restrictions.

We do not believe that other components of our compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility under Section 162(m).  Accordingly, we believe that we have taken appropriate actions to preserve the deductibility of most of the annual performance bonuses and long-term performance incentive awards the Management Development Committee is likely to award in any given year.  We will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Code.

The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards to enable us to attract, retain and motivate highly qualified executives.  It has the authority to approve non-deductible compensation in appropriate circumstances.  Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations and guidance, no assurance can be given that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Stock Awards Expense.  We are required under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation” to record compensation expense associated with stock awards to our employees, including the NEOs, as more fully discussed in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.  As discussed above, the Management Development Committee does consider the impact of FASB ASC Topic 718 in determining to use grants of non-qualified stock options, restricted stock and restricted stock units as our principal long-term incentive program for the executive team.  Further, the Management Development Committee does consider the amount of compensation expense required to be recorded in determining the size of stock option grants, restricted stock awards and restricted stock unit awards to the Chief Executive Officer and the aggregate grants and awards made to the remainder of the executive team and team members generally.

Golden Parachute Excise Tax.  Code Section 280G imposes tax penalties on golden parachute payments associated with a Change in Control of the Company if they exceed a specified level.  These penalties include a 20% excise tax on part of the income received by executives with excess payments, and the elimination of a portion of our tax deduction when these excess payments are triggered.  Payments under our severance agreements and from the acceleration of the exercisability of our stock options and vesting of our restricted stock,  restricted stock units and performance share units in the event of a Change in Control of the Company are potentially subject to these tax penalties.  Currently, payments under our severance agreements are capped at an amount that will not trigger the excise tax.  There is no similar limitation on the acceleration of the exercisability of stock options and vesting of restricted stock since we believe it is unlikely that the acceleration of options and vesting of restricted stock alone would cause an executive to exceed the specified level.  The Management Development Committee recognizes the need to retain flexibility to make compensation decisions that may cause payments to executives to exceed the levels specified in Code Section 280G to enable us to attract, retain and motivate highly qualified executives.  It therefore has the authority to approve compensation that would exceed the specified level or to remove the cap contained in the severance agreements in appropriate circumstances.    However, in the event that any payment by the Company to any executive officer is subject to excise taxes pursuant to Code Section 280G, the Company’s policy is that it will not reimburse the executive officer for any such excise taxes.

Deferred Compensation.  We have also structured our executive compensation program with the intention that it complies with or be exempt from Code Section 409A which may impose additional taxes on our executives for certain types of deferred compensation that are not in compliance with or exempt from Code Section 409A.

Because the Company’s policy is to either comply with or exempt payments from Code Section 409A, it does not generally assume responsibility for any additional tax, interest, or penalties under Code Section 409A. Also, because of ambiguities and uncertainties as to the application and interpretation of Code Section 409A and the related regulations and guidance, no assurance can be given that compensation intended by us to comply with or be exempt from Code Section 409A will in fact do so.

Report of the Management Development, Compensation and Stock Option Committee

The Management Development, Compensation and Stock Option Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MANAGEMENT DEVELOPMENT COMPENSATION AND STOCK OPTION COMMITTEE	Terryll R. Smith, Chairman C. Richard Neely, Jr. William C. Taylor

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At the 2016 Annual Meeting of Shareholders, approximately 80.0% of the votes cast by the shareholders were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in the 2016 Proxy Statement.  The Board and the Management Development Committee appreciate and value the views of our shareholders.  In considering the results of this advisory vote on executive compensation, the Management Development Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy shareholder support and did not make any material changes to the executive compensation program in response to the shareholder vote.

Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Management Development Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.  Shareholders may communicate with the Board, the Management Development Committee or individual directors regarding the Company’s executive compensation program by submitting such communications in writing to Perceptron, Inc., Attention: Board of Directors (or the Management Development Committee or the individual director(s)), 47827 Halyard Drive, Plymouth, Michigan 48170-2461.  Communications should be sent by overnight or certified mail, return receipt requested.  Such communications will be delivered directly to the Board, the Management Development Committee or the individual director(s), as designated on such communication.

At the 2013 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation be held on an annual basis.  Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executive officers.

Summary Compensation Table

The following table sets forth certain information as to compensation paid by us for services rendered in all capacities to the Company and its subsidiaries during fiscal 2017, 2016 and 2015 (except as otherwise noted) to (i) persons serving as our Chief Executive Officer at any time during fiscal 2017, (ii) persons serving as our Chief Financial Officer at any time during fiscal 2017, (iii) persons serving as our executive officers at any time during fiscal 2017, who were not serving as our executive officers as of June 30, 2017, whose total compensation exceeded $100,000 in fiscal 2017 (collectively, the “named executive officers” or “NEOs”).  Please see the Compensation Discussion and Analysis for additional detail regarding the Company’s compensation philosophy, practices and fiscal 2017 compensation decisions.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
W. Richard Marz, Chairman	2017	97,039(6)	-	-	-	-	162,464	$259,503
of the Board, Former President	2016	94,259(6)	-	160,250(7)	283,661(8)	-	160,860	$699,030
and Chief Executive Officer(5)
David L. Watza, President,	2017	300,000	-	78,914(10)	302,104(11)	156,970	15,070	$852,307
Chief Executive Officer and	2016	194,000	25,000	48,750(12)	95,595(13)	-	7,647	$370,992
Chief Financial Officer(9)

(1)Represents the full grant date fair value associated with restricted stock awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards.  There can be no assurance that the FASB ASC Topic 718 restricted stock award amounts shown above will ever be realized.  The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2017.  The restricted stock awards become immediately vested and risk of forfeiture and other restrictions lapse in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

(2)Represents the full grant date fair value associated with stock option awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards.  There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized.  The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2017.  Except as otherwise set forth in the footnotes below, one-third of the option awards generally become exercisable on each anniversary of the date of grant if the executive’s services or employment has not terminated on or prior to such date. The options become immediately exercisable in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”  These options expire ten years from their date of grant or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment or, in the case of Mr. Marz, service as a member of the Board of Directors if later. All of the options granted were non-qualified stock options.

(3)Represents cash incentive payments earned under our Fiscal 2017 Executive Short Term Incentive Plan.  The plan provides for annual cash incentive payments based on annual Company revenue and operating income performance goals for fiscal 2017.

(4)“All Other Compensation” in fiscal 2017 is comprised of (i) contributions made by us to the accounts of the named executives under our 401(k) Plan with respect to fiscal 2017 as follows: Mr. Marz $0 and Mr. Watza $3,000, (ii) reimbursements for personal commuting expenses for Mr. Marz in the amount of $22,252, (iii) reimbursements for temporary housing for Mr. Marz in the amount of $14,792, (iv) the dollar value of any life insurance premiums we paid in fiscal 2017 with respect to term life insurance for the benefit of the named executives, other than Mr. Marz, (v) the dollar value of any supplemental executive disability insurance premiums we paid in fiscal 2017 for the benefit of the named executives, other than Mr. Marz, (vi) the dollar value of a monthly automobile allowance to the named executives, other than Mr. Marz, (vii) payment of a retainer fee to Mr. Marz for his services as Chairman of the Board in the amount of $125,000, of which $37,500 was used to purchase 4,681 shares of Common Stock on March 1, 2017 and $37,500 was used to purchase 4,980 on June 1, 2017 pursuant to the Directors Stock Purchase Rights Option described under “Matters To Come Before the Meeting – Proposal 1 – Election of Directors – Standard Director Compensation Arrangements”, (viii) the dollar value of payments made to Messrs. Marz for periods during which he opted out of the Company’s health plans.  The shares of Common Stock purchased by Mr. Marz pursuant to the Director Stock Purchase Rights Options are reflected in the “All Other Stock Awards” column of the Grants of Plan-Based Awards for Fiscal 2017 table.

(5)Mr. Marz was our interim President and Chief Executive Officer from January 26, 2016 until November 17, 2016.

(6)The amount reported in this column reflects the salary paid to Mr. Marz for his services as President and Chief Executive Officer.  See footnote 4 above for a discussion of the retainer fee paid to Mr. Marz for his services as Chairman of the Board.

(7)On February 2, 2016, Mr. Marz received restricted stock awards for 25,000 shares of the Company’s Common Stock under the Company’s 2004 Stock Plan, in connection with his appointment as interim President and Chief Executive Officer.   Seventy-five percent of these shares vested on August 31, 2016 and the remaining twenty-five percent vested on August 31, 2017.

(8)On December 1, 2015, Mr. Marz received an option to purchase 9,570 shares of Common Stock the Company’s Common Stock under the Company’s 2004 Stock Plan for his services as Chairman of the Board.  The full grant-date fair value associated with that option is $29,843. Additionally, on February 2, 2016, Mr. Marz was awarded an option to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Plan in connection with his appointment as President and Chief Executive Officer. The full grant-date fair value associated with that option is $253,818. Seventy-five percent of these options vested on August 31, 2016 and the remaining twenty-five percent vested on August 31, 2017.

(9)Mr. Watza was appointed as Senior Vice President, Finance and Chief Financial Officer on October 5, 2015 and President, Chief Executive Officer and Chief Financial Officer on November 17, 2016.

(10)The full grant date fair value was determined assuming achievement of the performance goals was at target levels.  If the highest level of performance conditions had been met under the Fiscal 2017 Executive Long Term Incentive Plan, the full grant date fair value associated with restricted stock awards during fiscal 2017 under such plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards, would have been as follows: Mr. Watza $118,371.  Pursuant to the Fiscal 2017 Executive Long Term Incentive Plan, Mr. Watza received a grant of restricted stock to purchase 10,692 shares of Common Stock under the 2004 Stock Plan, based upon the level of achievement of the corporate revenue and operating income goals established under the Fiscal 2017 Executive Long Term Incentive Plan. The full grant date fair value associated with this restricted stock grant was $78,485. Twenty five percent of the restricted stock grant become exercisable on the grant date and twenty five percent of the restricted stock grant will become exercisable on each anniversary of the grant date if Mr. Watza’s services or employment have not terminated on or prior to such date. See “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Long Term Equity Incentive Plan,”

(11)On December 1, 2016, Mr. Watza received an option to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Plan, in connection with his appointment as President, Chief Executive Officer and Chief Financial Officer.

(12)The full grant date fair value was determined assuming achievement of the performance goals was at target levels, which would result in application of a 100% scaled payout multiplier, and assuming the Management Development Committee applied a 100% discretionary multiplier.  If the highest level of performance conditions had been met under the Fiscal 2016 Executive Long Term Incentive Plan, the full grant date fair value associated with restricted stock awards during fiscal 2016 under such plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards, would have been as follows: Mr. Watza $117,000.  Because actual performance for fiscal 2016 was below performance thresholds, no restricted stock awards were granted pursuant to the Fiscal 2016 Executive Long Term Incentive Plan.

(13)On November 2, 2015, Mr. Watza received an option to purchase 30,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Plan, in connection with his appointment as Senior Vice President, Finance and Chief Financial Officer.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of a plan-based award made to a NEO during fiscal year 2017.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2017

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Date Approved by Management Development Committee	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
W. Richard Marz(5)	6/1/2017								4,980(6)		7.53	37,500
	3/1/2017								4,681(6)		8.01	37,500
David L. Watza(7)			59,186	157,828	236,742
	12/1/2016	11/15/2016								100,000(8)	6.65	302,104(9)
	8/30/2016	8/30/2016				29,593	78,914	118,371				78,914(10)

(1)The amount reported in these columns are the cash amounts that would have been paid under our Fiscal 2017 Executive Short Term Incentive Plan if the threshold, target and maximum financial performance objectives and individual strategic goals were met.  Pursuant to the terms of the Fiscal 2017 Executive Short Term Incentive Plan, Mr. Watza will receive a cash payment of $156,970 based upon the level of achievement of the corporate revenue and operating income goals established under the Fiscal 2017 Executive Short Term Incentive Plan. See “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Annual Non-Equity Incentive Plan”.

(2)The amount reported in these columns are the dollar values of the restricted stock that would have been granted under our Fiscal 2017 Executive Long Term Incentive Plan if the Company’s threshold, target and maximum performance objectives were met.  Under the Fiscal 2017 Executive Long Term Incentive Plan, the final awards to reflect actual performance are denominated in dollars and paid in shares of restricted stock determined by dividing the dollar amount of the award by the closing price of the Common Stock on the NASDAQ Stock Market’s Global Market on the award date.  Pursuant to the Fiscal 2017 Executive Long Term Incentive Plan, Mr. Watza received a grant of restricted stock to purchase 10,692 shares of Common Stock under the 2004 Stock Plan, based upon the level of achievement of the corporate revenue and operating income goals established under the Fiscal 2017 Executive Long Term Incentive Plan. The full grant date fair value associated with this restricted stock grant was $78,485. Twenty five percent of the restricted stock grant became exercisable on the grant date and twenty five percent of the restricted stock grant will became exercisable on each anniversary of the grant date if Mr. Watza’s services or employment have not terminated on or prior to such date. The restricted stock award becomes immediately exercisable in the event of a Change in Control and a qualifying termination of employment as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.” See “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Long Term Equity Incentive Plan.”

(3)One-third of the option becomes exercisable on each anniversary of the date of grant.  The option becomes immediately exercisable in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”  The option expires ten years from its date of grant or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment.

(4)The exercise price of these stock option awards and Director Stock Purchase Rights under the 2004 Stock Plan was set at the closing sales price of the Common Stock on the NASDAQ Global Market on the grant date.

(5)Mr. Marz was our interim President and Chief Executive Officer from January 26, 2016 until November 17, 2016.

(6)Pursuant to the Directors Stock Purchase Rights Option described under “Matters To Come Before the Meeting – Proposal 1 – Election of Directors - Standard Director Compensation Arrangements”, Mr. Marz elected to purchase shares of Common Stock in exchange the cash fees payable to him for serving as a director of the Company. The dollar value of these shares of Common Stock as of the grant date is reflected in the “All Other Compensation” column of the Summary Compensation Table.

(7)Mr. Watza was appointed as Senior Vice President, Finance and Chief Financial Officer on October 5, 2015 and President, Chief Executive Officer and Chief Financial Officer on November 17, 2016.

(8)On December 1, 2016, Mr. Watza received an option to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Plan, in connection with his appointment as President, Chief Executive Officer and Chief Financial Officer.

(9)Represents the full grant date fair value associated with stock options awards, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for these awards. There can be no assurance that the FASB ASC Topic 718 option award amounts shown above will ever be realized. The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2017.

(10)Represents the full grant date fair value associated with restricted stock awards under our Fiscal 2017 Executive Long Term Incentive Plan, calculated in accordance with FASB ASC Topic 718, excluding any forfeiture reserves recorded for those awards. There can be no assurance that the FASB ASC Topic 718 stock award amounts shown above will ever be realized.  The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2017.  As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Long Term Equity Incentive Plan,” the stock awards are earned based on an individual’s achievement of performance goals during fiscal 2017.  The full grant date fair value was determined assuming achievement of the performance goals was at target levels. As described under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Long Term Equity Incentive Plan,” restricted shares in the amount of 10,692 were awarded on September 7, 2017 pursuant to the Fiscal 2017 Executive Long Term Incentive Plan based on a 99.5% payout under that plan.

Employment Agreements

None of our executive officers has an employment agreement with us, other than the agreements discussed under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”    On October 2, 2017, if Mr. Watza continues to be employed by the Company as President and Chief Executive Office at that date, he will receive a grant of non-qualified stock options to purchase 100,000 shares of Common Stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to unexercised options and unearned shares held by the NEOs as of June 30, 2017.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares That Have Not Vested ($)(4)
W. Richard Marz (6)	100,000	25,000(7)	6.41	2/2/2026	790(8)	5,751	-	-
	3,190	6,380(9)	7.78	12/1/2025	6,250(7)	45,500	-	-
	8,000	-	5.83	12/3/2022	-	-	-	-
	8,000	-	6.14	9/1/2021	-	-	-	-
	50,000	-	8.81	2/1/2018	-	-	-	-
	8,000	-	11.78	9/4/2017	-	-	-	-
David L. Watza(10)	-	100,000(11)	6.65	12/1/2026	-	-	4,032	29,351
	10,000	20,000(12)	7.95	11/2/2025	-	-	-	-

(1)The option award becomes immediately exercisable in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

(2)The restricted stock awards become immediately vested and risk of forfeiture and other restrictions lapse in the event of a change in control as described under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control.”

(3)Except for options granted to Mr. Marz, options expire on the date indicated or, if earlier, one year after the optionee’s death or permanent disability or three months after the optionee’s termination of employment.  Options granted to Mr. Marz expire on the date indicated or, if earlier, one year after Mr. Marz’ death or permanent disability or three months after Mr. Marz’ termination of services as a member of the Board.

(4)Market value was determined by multiplying the number of shares that have not vested by the closing market price of the Common Stock on June 30, 2017.

(5)As discussed under “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Long Term Equity Incentive Plan,” the restricted stock awards under the Fiscal 2017 Executive Long Term Incentive Plan identified in the table above are based on the assumption that the Company would achieve at the threshold level for each of the two performance goals during fiscal 2017 and using the closing price of our Common Stock as of September 7, 2017 of $7.34.  Pursuant to the terms of the Fiscal 2017 Executive Long Term Incentive Plan, Mr. Watza, received 10,692 restricted stock awards under the 2004 Stock Plan on September 7, 2017. Twenty five percent of the restricted stock awards became exercisable on the grant date and twenty five percent of the restricted stock grant will become exercisable on each anniversary of the grant date if Mr. Watza’s services or employment have not terminated on or prior to such date.

(6)From January 2016 until November 2016, Mr. Marz was the Company’s interim President and Chief Executive Officer.

(7)These shares became fully vested on August 31, 2017.

(8)These shares will vest on November 11, 2017 if the executive’s services as a member of the Board have not terminated on or prior to such date.

(9)One half of these shares will vest on each of December 1, 2017 and 2018 if Mr. Marz’s services as a member of the Board have not terminated on or prior to such date.

(10)Mr. Watza was appointed as Senior Vice President, Finance and Chief Financial Officer on October 5, 2015 and President, Chief Executive Officer and Chief Financial Officer on November 17, 2016.

(11)One third of these shares will vest on each of December 1, 2017, 2018 and 2019 if the executive’s services or employment have not terminated on or prior to such date.

(12)One half of these shares will vest on each of November 2, 2017 and 2018 if the executive’s services or employment have not terminated on or prior to such date.

Option Exercises

The following table provides information with respect to options exercised by the NEOs, and restricted stock awards to the NEOs that vested, during fiscal 2017.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
W. Richard Marz	-	-	19,540	123,070
David L. Watza	-	-	-	-

(1)Calculated by multiplying the number of shares acquired upon exercise by the closing price of the Common Stock on the NASDAQ Global Market on the day preceding the exercise date less the exercise price of the option.

(2)Calculated by multiplying the number of shares acquired upon vesting by the closing price of the Common Stock on the NASDAQ Global Market on the day preceding the vesting date.

Potential Payments Upon Termination or Change in Control

We have entered into a severance agreement with Mr. Watza. Under the terms of Mr. Watza’ severance agreement, in the event that we terminate his employment without “Cause” (provided such termination constitutes a “separation from service” under Code Section 409A), he will be paid an amount of cash severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had Mr. Watza been employed at the end of the applicable bonus period, and continuation of Company-provided health, welfare and automobile benefits for one year or, if earlier, his date of death.  All severance payments and benefits will be paid or provided over the period during which we are required to provide the benefit.

Mr. Watza’ severance agreement also provides that, if the employment of Mr. Watza is terminated for any reason other than death, disability or Cause (provided such termination constitutes a “separation from service” under Code Section 409A), or he resigns for “Good Reason,” six months prior to or within two years after a “Change in Control,” in lieu of the severance described in the prior paragraph, Mr. Watza will be entitled to an amount of severance equal to two times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health benefits for two years or, if earlier, his date of death, automobile benefits for one year or, if earlier, his date of death, other welfare benefits for two years and continued coverage under director and officer liability insurance policies for six years.  Base salary and bonus severance payments and other benefits will be provided over the period during which we are required to provide the benefit.  To the extent that any severance payments would not be exempt from Code Section 409A and Mr. Watza is determined to be a “specified employee” as defined under Code Section 409A, then such payments will be suspended for six months from the date of Mr. Watza’ termination of employment.  Suspended payments will be paid in a lump-sum, plus interest at the prime rate, plus two percent, at the end of the suspension period.  The special severance expires three years from the date of the severance agreement, except that such expiration date shall be extended for consecutive one year periods, unless, at least 180 days prior to the expiration date, we notify Mr. Watza in writing that we are not extending the term of these provisions.

Mr. Watza has entered into our standard executive agreement not to compete, restricting his right to compete with us for the longer of twelve months or the period in which we are required to make payments to the executive, and standard employee proprietary information and inventions agreement, containing confidentiality provisions and a two-year restriction on soliciting our employees.  We have the right to cease all further payments under Mr. Watza’ severance agreement in the event that he violates the executive non-competition agreement.  Mr. Watza must sign a standard release to receive payments under the severance agreements, including standard non-disparagement provisions.

Payments under the severance agreements, when aggregated with any other “golden parachute” amounts (defined under Code Section 280G as compensation that becomes payable or accelerated due to a Change in Control) payable under this agreement or any of our other plans, agreements or policies, shall not exceed the golden parachute cap under Code Sections 280G and 4999.

Currently outstanding agreements relating to stock options granted and restricted stock awards under the 2004 Stock Plan to each of the executive officers named in the Summary Compensation Table, as well as stock options granted and restricted stock awards under the 2004 Stock Plan to our other officers, provide that such options become immediately exercisable and such restricted stock awards become immediately vested in the event of a Change in Control.    The Management Development Committee has determined that restricted stock unit awards grants under the Company’s Fiscal 2018 Executive Long Term Incentive Plan and the stock option granted to Mr. Watza described under “Compensation of Executive Officer – Employment Agreements” will be subject to a double trigger structure, whereby accelerated vesting of the award would require both a Change in Control and qualified termination of employment or non-assumption of awards. Similarly, the Management Development Committee has designed the performance share unit awards under the Fiscal 2018 Executive Long Term Incentive Plan to provide that, upon a Change in Control of the Company, the performance requirements will be eliminated and any unvested portion of the award will vest, at the target number of shares subject to the original grant, in annual tranches at the anniversary date of the date of grant, based upon the year in which the tranche would have vested based upon achievement of the performance targets of the holder, if the holder of the award of the award is employed as of such date or, if earlier, a qualified termination of employment or non-assumption of the award. See “Compensation of Executive Officers – Compensation Discussion and Analysis – Key Elements of Compensation for Fiscal 2017 – Stock – Based Incentives.”

“Change in Control” for purposes of the severance agreements and the 2004 Stock Plan is generally defined as:

•	A merger of the Company in which the Company is not the survivor,
•	A share exchange transaction in which our shareholders own less than 50% of the stock of the survivor,
•	The sale or transfer of all or substantially all of our assets, or
•	Any person, or group of persons who agree to act together to acquire, hold, vote or dispose of the Common Stock, acquires more than 50% of the Common Stock.

To the extent the agreement or award under the 2004 Stock Plan is subject to Code Section 409A, the event shall not be considered a Change in Control unless it is also a change in ownership, effective control or in the ownership of a substantial portion of assets of the Company, within the meaning of Code Section 409A.

“Cause” is generally defined as the executive’s:

•	Personal dishonesty in connection with the performance of services for the Company,
•	Willful misconduct in connection with the performance of services for the Company,
•	Conviction for violation of any law involving (A) imprisonment that interferes with performance of duties or (B) moral turpitude,
•	Repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days,
•	Breach of a fiduciary duty to the Company,
•	Breach of executive agreement not to compete or employee proprietary information and inventions agreement, or
•	Prior to Change in Control, engaging in activities detrimental to interests of the Company that have a demonstrable adverse effect on the Company.

“Good Reason” is generally defined as the occurrence of any of the following events without the executive’s written consent, if the executive terminates employment within one year following the occurrence of such event:

•	Material diminution in the executive’s position, duties, responsibilities or status with the Company immediately prior to the Change in Control,
•

Material diminution in the executive’s base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary in effect immediately prior to the Change in Control which shall be a reduction in such base salary of five (5%) percent or more unless a greater reduction is required by Code Section 409A to constitute an “involuntary separation” from service,

•

Material required relocation of the executive’s principal place of employment which shall be a relocation of more than 50 miles from his or her place of employment prior to the Change in Control unless a relocation of a greater distance is required by Code Section 409A to constitute an “involuntary separation” from service, or

•	Breach of any provision in the severance agreements.

The payments and services to each NEO under the provisions of their severance agreements, stock option agreements and restricted stock agreements in the event of their termination of their employment with the Company and/or a Change in Control of the Company are estimated to aggregate the following amounts.  The estimate assumes that the termination of employment and/or Change in Control occurred on June 30, 2017, except as otherwise noted.

ESTIMATED AGGREGATE PAYMENTS UNDER SEVERANCE, STOCK OPTION
AND RESTRICTED STOCK AGREEMENTS UPON TERMINATION OF
EMPLOYMENT AND/OR CHANGE IN CONTROL

	Type of Payment Benefit	Prior to Change in Control		Following Change in Control
		Retirement, Voluntary Termination by NEO or For Cause Termination by Company	Involuntary Termination Without Cause By Company (1)	No Termination of Employment	Voluntary Termination by NEO, Without Good Reason, or For Cause Termination by Company	Voluntary Termination by NEO, For Good Reason, or Involuntary Termination By Company, Other Than For Cause(2)
W. Richard Marz (3)	Cash Payment	$-	$-	$-	$-	$-
	Stock Options(4)	$-	$-	$21,750	$21,750	$21,750
	Stock Awards(5)	$-	$-	$45,500	$45,500	$45,500
	Benefits	$-	$-	$-	$-	$-
	Total	$-	$-	$67,250	$67,250	$67,250
David L. Watza	Cash Payment	$-	$482,828	$-	$-	$807,828
	Stock Options(4)	$-	$-	$63,000	$63,000	$63,000
	Stock Awards(5)	$-	$-	$78,914	$78,914	$78,914
	Benefits	$-	$39,870	$-	$-	$69,539
	Total	$-	$522,698	$141,914	$141,914	$1,019,281

(1)In preparing the above estimates we assumed that the annual bonus was payable at the same level as the bonus was earned for fiscal 2017, valued the executive life insurance and automobile benefits at the actual cost incurred by the Company in fiscal 2017 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the cost of COBRA coverage for that employee as of June 30, 2017.

(2)In preparing the above estimates we assumed that the executive would receive his or her full target bonus for the year of termination, valued the executive life insurance and automobile benefits at the actual cost incurred by the Company in fiscal 2017 for such benefits, and valued the health and welfare plan benefits, other than executive life insurance, at the cost of COBRA coverage for that employee as of June 30, 2017.

(3)From January 2016 until November 2016, Mr. Marz served as the Company’s interim President and Chief Executive Officer.

(4)Calculated by multiplying the number of shares underlying unexercisable options the exercisability of which is accelerated, and the exercise price of which is less than such closing price, by $7.28, the closing price of the Common Stock on the NASDAQ Global Market on June 30, 2017, less the exercise price of such option.

(5)Calculated by multiplying the number of unearned shares of restricted stock the vesting of which is accelerated, by $7.28, the closing price of the Common Stock on the NASDAQ Global Market on June 30, 2017.

RELATED PARTY TRANSACTIONS

Although we do not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, such transactions are subject to the limitations on conflicts of interest contained in the Company’s Code of Ethics and are generally discouraged by the Company.  To the extent any such transactions are proposed, they would be subject to approval by the Audit Committee of the Board of Directors in accordance with the Audit Committee’s charter, applicable law and the NASDAQ Marketplace Rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy regarding audit and non-audit services that may be provided by our independent registered public accounting firm.  The policy sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be pre-approved.  The policy provides that the Audit Committee will consider whether services to be performed by the independent registered public accounting firm are consistent with the SEC’s rules on auditor independence.  In particular, the policy expressly names all services the independent registered public accounting firm may not perform and, in the case of other services, requires the Audit Committee to consider whether the independent registered public accounting firm is the best positioned to provide the most effective and efficient service.

The policy provides that the Audit Committee will review and pre-approve annually, and periodically thereafter as required, the services proposed to be provided by the independent registered public accounting firm in the categories of audit services, audit related services, tax services and all other services.  In addition, the Audit Committee is to determine the appropriate ratio of audit, audit related and tax services to all other services.  The Audit Committee has delegated to the chairman of the Audit Committee and, if he or she is unavailable, another member of the Audit Committee, authority to pre-approve audit and non-audit services proposed to be performed by the independent registered public accounting firm not previously approved by the Audit Committee.  Under the policy, the Audit Committee is to be informed on a timely basis of services actually rendered by the independent registered public accounting firm, including those pre-approved by a member of the Audit Committee.  The Chief Financial Officer of the Company is to immediately report to the Chairman of the Audit Committee any breach of the policy.

All of the services described below under audit fees, audit-related fees, tax fees and all other fees arising in fiscal 2017 and 2016 were approved by the Audit Committee pursuant to its pre-approval policies and procedures prior to the service being provided.  None of the audit-related fees or tax fees described below arising in fiscal 2017 and 2016 were approved by the Audit Committee after the initiation of such services pursuant to an exemption from the SEC’s requirements relating to approval of these types of services by the Audit Committee prior to the provision of the service under Section 2.01(c)(7)(i)(C) of SEC Regulation S-X.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees.  The aggregate fees and expenses billed by BDO for professional services rendered for the audit of our annual consolidated financial statements and internal controls over financial reporting, reviews of the quarterly consolidated financial statements included in our Forms 10-Q and audit services provided in connection with other regulatory filings were $446,900 in fiscal 2017 and $466,437 in fiscal 2016.

Audit-Related Fees.  BDO did not render any audit-related services to the Company in fiscal 2017 or fiscal 2016.

Tax Fees.  BDO did not render any tax related services to the Company in fiscal 2017 or 2016.

All Other Fees.  BDO did not render any other services for the Company in fiscal 2017 or fiscal 2016.

The Audit Committee of the Board does not consider the provision of the services described above by BDO to be incompatible with the maintenance of BDO’s independence.

SHAREHOLDER PROPOSALS AND NOMINEES FOR 2017 ANNUAL MEETING

Shareholder Proposals

Shareholder proposals intended to be presented at the 2018 annual meeting which are eligible for inclusion in our proxy statement for that meeting under Rule 14a-8 promulgated under the Exchange Act, must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, MI 48170-2461, no later than May 29, 2018 in order to be considered for inclusion in our proxy statement relating to that meeting.  In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.

Our Bylaws provide that, in order for shareholder proposals to be properly brought before the 2018 annual meeting, written notice of such proposal, along with the information required by Article I, Section 10 of our Bylaws, must be received by the Secretary of the Company at our principal executive offices no earlier than the close of business on August 11, 2018 and no later than September 10, 2018.  If the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2017 annual meeting, the notice must be delivered not earlier than the close of business on the 90th day prior to the 2018 annual meeting and not later than the close of business on the 60th day prior to the 2018 annual meeting or, if later, the 10th day following the day on which a public announcement of the date of the 2018 annual meeting is first made by the Company.

We expect the persons named as proxies for the 2018 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal considered untimely at the 2018 annual meeting.

Only persons who are shareholders, both as of the giving of notice and the date of the shareholder meeting, and who are eligible to vote at the shareholder meeting are eligible to propose business to be brought before a shareholder meeting.  The proposing shareholder (or his qualified representative) must attend the shareholder meeting in person and present the proposed business in order for the proposed business to be considered.

Shareholder Nominees

Shareholders desiring to recommend candidates for consideration and evaluation by the Nominating and Corporate Governance Committee for the 2018 annual meeting should submit such recommendations in writing to the Nominating and Corporate Governance Committee, c/o Assistant Secretary, Perceptron, Inc., 47827 Halyard Drive, Plymouth, MI 48170-2461 no later than April 29, 2018.  The recommendation should be accompanied by the following:  (i) the name, address, e-mail address (if any), and telephone number of the shareholder, the number of shares of the Common Stock beneficially owned by the shareholder and proof of the shareholder’s beneficial ownership of the Common Stock by one of the means set forth in Rule 14a-8(b)(2) promulgated under the Exchange Act; (ii) the name, address, e-mail address (if any) and telephone number of the proposed nominee and the number of shares of the Common Stock beneficially owned by the nominee; (iii) a detailed description of the proposed nominee’s business, professional, public, academic, scientific or technological experience and other qualifications for Board membership, including the name and address of other businesses for which the proposed nominee has provided services, or for which he or she has served as a director, in the last five years, a description of the proposed nominee’s specific experience in such position and the proposed nominee’s academic achievements; (iv) a description of any potential conflicts between the interests of the Company and its shareholders and the proposed nominee; (v) a written agreement by the proposed nominee to serve as a member of the Company’s Board if nominated and elected; and (vi) a written representation by the shareholder and the proposed nominee that the proposed nominee is not an affiliate or affiliated party with respect to the shareholder.  The Assistant Secretary will forward any recommendations to the Nominating and Corporate Governance Committee.  The nominating shareholder and proposed nominee may be requested to provide additional information regarding the shareholder or the proposed nominee and to attend one or more interviews, in each case, as requested by the Board or Nominating and Corporate Governance Committee.

Shareholders proposing director nominees at the 2018 annual meeting of shareholders must provide written notice of such intention, along with the other information required by Article 1, Section 10 of our Bylaws, to the Secretary of the Company at our principal executive offices no earlier than the close of business on August 11, 2018 and no later than September 10, 2018.  If the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2017 annual meeting, the notice must be delivered not earlier than the close of business on the 90th day prior to the 2018 annual meeting and not later than the close of business on the 60th day prior to the 2018 annual meeting or, if later, the 10th day following the day on which a public announcement of the date of the 2018 annual meeting is first made by the Company.  Notwithstanding the foregoing, if the number of directors to be elected is increased and there is no public disclosure regarding such increase or naming all of the nominees for director at least 70 days prior to the first anniversary of the prior year’s annual meeting, then shareholder notice with regard to nomination of directors shall be considered timely if received by the Secretary of the Company no later than the 10th day following public disclosure of the increase in the number of directors to be elected.  A proponent must also update the information provided in or with the notice at the times specified by our Bylaws.  Nomination notices which do not contain the information required by our Bylaws or which are not delivered in compliance with the procedure set forth in our Bylaws will not be considered at the shareholder meeting.

Only persons who are shareholders both as of the giving of notice and the date of the shareholder meeting and who are eligible to vote at the shareholder meeting are eligible to nominate directors.  The nominating shareholder (or his qualified representative) must attend the shareholder meeting in person and present the proposed nominee in order for the proposed nominee to be considered.

See “Corporate Governance – Board Leadership Structure and Board and Committee Information – Nominating and Corporate Governance Committee” for a description of the standards used by the Nominating and Corporate Governance Committee to evaluate candidates recommended by shareholders.

OTHER MATTERS

At the date of this Proxy Statement, the Board is not aware of any matters to be presented for action at the Annual Meeting other than those described above.  However, if any other matters requiring a shareholder vote properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment, to the extent permitted by law, on such matters.

APPENDIX 1

PERCEPTRON, INC.
FIRST AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN, AS AMENDED

I.GENERAL PROVISIONS

1.1Establishment.  On October 22, 2004, the Board of Directors (“Board”) of Perceptron, Inc., a Michigan corporation (“Corporation”), adopted the 2004 Stock Incentive Plan (“Plan”).  On October 2, 2008, the Plan was amended and restated.

1.2Purpose.  The purpose of the Plan is  (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees, Consultants and non-employee directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Director Stock Purchase Rights and Deferred Stock Units, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Corporation to attract and retain qualified Employees, Consultants and non-employee directors.  It is the further purpose of the Plan to permit the granting of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Share Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.  After the Effective Date, the Corporation shall no longer issue any awards under the 1992 Stock Option Plan and the Directors Stock Option Plan.

1.3Definitions.  As used in this Plan, the following terms have the meaning described below:

(a)“Agreement” means the written agreement that sets forth the terms of a Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit.

(b)“Approval Date” means October 22, 2004, the date the Plan was approved by the Board.

(c)“Award” means Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Deferred Stock Units and Director Stock Purchase Rights.

(d)“Board” means the Board of Directors of the Corporation.

(e)“Change in Control” means (i) a merger involving the Corporation in which the Corporation is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Corporation formed for the purpose of changing the Corporation's corporate domicile); (ii) a share exchange in which the shareholders of the Corporation exchange their stock in the Corporation for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Corporation, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of the Corporation for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) any person or group of persons (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than any employee benefit plan or employee benefit trust benefitting the employees of the Corporation) becoming a beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty (50%) percent of either the then outstanding Common Stock of the Corporation, or the combined voting power of the Corporation's then outstanding voting securities.  Notwithstanding any other provision in this Plan to the contrary, to the extent that Awards under the Plan subject to Code Section 409A are payable upon a Change in Control, an event shall not be considered to be a Change in Control under the Plan with respect to such Awards unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Code Section 409A.

(f)“Code” means the Internal Revenue Code of 1986, as amended.

(g)“Code Section 409A” means Code Section 409A of the Code and the applicable guidance issued thereunder.

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(h)“Committee” means the Management Development, Compensation and Stock Option Committee of the Corporation or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.  The Committee shall be comprised of two or more members of the Board.

(i)“Common Stock” means shares of the Corporation’s authorized common stock.

(j)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to the Corporation, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

(k)“Corporation” means Perceptron, Inc. a Michigan corporation.

(l)  “Deferred Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Article VII of the Plan to receive a share of Common Stock on a date determined in accordance with the provisions of Article VII of the Plan.

(m)“Director” means a member of the Corporation’s Board of Directors.

(n)“Director Fee Payment Date” shall mean each March 1, June 1, September 1 and December 1.

(o)“Director Stock Purchase Right” means an election by a Director to purchase Common Stock in accordance with Article VI of the Plan.

(p)“Disability” means total and permanent disability, as defined in Code Section 22(e).

(q)“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

(r)“Effective Date” means the day after the Plan is approved by shareholders of the Corporation.

(s)“Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421‑7(h), and the term “employment” means employment with the Corporation, or a Subsidiary of the Corporation.

(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(u)“Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date:

(i)the final reported sales price (or, if there is no reported sale on such date, the final reported sales price on the last preceding date for which such reported sales price exists) of the Common Stock on the principal United States securities exchange on which the Common Stock may at the time be listed on the Grant Date; or

(ii)if the Common Stock is not listed on any domestic stock exchange, the closing bid quotation with respect to a share as reported by the OTC Bulletin Board on the Grant Date; or

(iii)if none of the foregoing clauses apply, the value as determined by the Committee in accordance with Code Section 409A.

Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise means the applicable definitions under (i)-(iii) above, substituting the date of exercise for the Grant Date, unless otherwise required by applicable law.

(v)“Grant Date” means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, or a Director Fee Payment Date in the case of a Director Stock Purchase Right, or such later date as shall be designated by the Committee.

(w)“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

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(x)“Nonqualified Stock Option” means an Option that is not intended to constitute an Incentive Stock Option.

(y)“Option” means either an Incentive Stock Option, a Nonqualified Stock Option.

(z)“Participant” means an Employee or non-employee director or Consultant designated by the Committee to participate in the Plan.

(aa)“Performance Measures” shall mean the measures of performance of the Corporation and its Subsidiaries used to determine a Participant’s entitlement to an award under the Plan.  Performance Measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals.  Performance Measures may be one or more of the following, or a combination of the any of the following, as determined by the Committee:

(i)revenue;

(ii)gross margin;

(iii)operating margin;

(iv)operating income;

(v)pre-tax profit;

(vi)earnings before interest, taxes and depreciation;

(vii)net income;

(viii)cash flow;

(ix)expenses;

(x)the market price of the Common Stock;

(xi)earnings per share;

(xii)operating income per share

(xiii)return on stockholder equity;

(xiv)return on capital;

(xv)return on net assets;

(xvi)economic value added;

(xvii)market share;

(xviii)return on investment;

(xix)profit after tax;

(xx)product approval;

(xxi)market capitalization;

(xxii)new products; and

(xxiii)research and development activity.

Performance measures are required to be reapproved by shareholders of the Corporation, to the extent required by Section 162(m) of the Code, which currently requires such reapproval at the first shareholders meeting that occurs in the fifth year following the Effective Date.

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(bb)“Performance Share Award” means a performance share award that is granted in accordance with Article V of the plan.

(cc)“Performance Share Award Unit” means a Performance Share Award described in Section 5.2(d)(ii).

(dd)“Plan” means the First Amended and Restated Perceptron, Inc. 2004 Stock Incentive Plan, the terms of which are set forth herein, and amendments thereto.

(ee)“Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit grant is subject to restrictions and is nontransferable.

(ff)“Restricted Stock” means Common Stock that is subject to restrictions.

(gg)“Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash pursuant to the terms of the Plan and the related Agreement.

(hh)“Retirement” means termination of employment on or after the attainment of age 65 and completion of three (3) years of service with the Corporation.

(ii)“Securities Act” means the Securities Act of 1933, as amended.

(jj)“Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(kk)“Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(ll)“Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in tandem with an Option.

(mm)“Vested” means the extent to which an Option or Stock Appreciation Right granted hereunder has become exercisable in accordance with this Plan and the terms of the respective Agreement pursuant to which such Option or Stock Appreciation Right was granted.

1.4Administration.

(a)The Plan shall be administered by the Committee.  At all times it is intended that the directors appointed to serve on the Committee shall be “disinterested persons” (within the meaning of Rule 16b‑3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(b)The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration.  The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit granted under the Plan or any Director Stock Purchase Right shall be final and binding upon all Participants.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

(c)In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, but, in the case of Options, Stock Appreciation Rights and other Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m), the Committee shall have the full and final power and authority, in its discretion:

(i)to the extent permitted under Code Section 409A, to amend, modify, extend, cancel or renew any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right or to waive any restrictions or conditions applicable to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right or any shares acquired pursuant thereto;

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(ii)to the extent permitted under Code Section 409A, to accelerate, continue, extend or defer the exercisability or vesting of any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of employment with the Corporation;

(iii)to the extent permitted under Code Section 409A, to authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit or Director Stock Purchase Right under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(d)To the extent permitted under Code Section 409A and other applicable law, the Committee may delegate to one or more officers of the Corporation or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards and Deferred Stock Units to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate any of the foregoing, held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

1.5Participants.  Participants in the Plan shall be such Employees (including Employees who are directors), non-employee directors of, or Consultants to, the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time.  The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards and Deferred Stock Units to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit shall be deemed to be granted only on the date that the individual becomes an Employee.  Awards covered by Code Section 162(m) shall be made to key Employees designated by the Committee.

1.6Stock.   The Corporation has reserved 2,600,000 shares of Common Stock for issuance in conjunction with all Options and other stock-based awards to be granted under the Plan. All of the 2,600,000 shares of Common Stock so reserved may be granted as ISOs. Each share of Common Stock subject to any Award shall be counted against the reserved share limit as one share. Shares of Common Stock subject to any unexercised portion of any Award that is terminated, cancelled, forfeited or expired or is settled only in cash may again be subjected to grants and awards under the Plan. For the avoidance of doubt, the following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any Award; (iii) shares used to satisfy withholding taxes related to the exercise, vesting or settlement of any Award; (iv) shares repurchased on the open market with the proceeds of the option exercise price; and (v) shares granted pursuant to a settled Stock Appreciation Right if such Stock Appreciation Right may be settled in shares of Common Stock, whether settled in cash or shares. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

1.7Dividends and Dividend Equivalents.    No dividends or Dividend Equivalents will be paid on Options or Stock Appreciation Rights. Dividends and Dividend Equivalents paid on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Award Units and Deferred Stock Units shall be treated as set forth in Sections 4.8 (Dividends and Other Distributions), 5.2(i), and 7.2(b) and shall be subject to the same terms and conditions and shall vest in the same manner as the Award on which they were paid.

1.8No Repricing.  Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, and without complying with the requirements of Code Section 409A, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new awards under the Plan having a lower exercise price or (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof.  This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

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II.STOCK OPTIONS

2.1Grant of Options.  The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock (whole or fractional) as it shall designate; provided, however, that no Participant may be granted Options during any one fiscal year of the Corporation to purchase more than 200,000 shares of Common Stock.  Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation or Subsidiary.  The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant’s Option Agreement.  The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.  At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right.  Options are intended to satisfy the  requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.  No Option shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.

2.2Incentive Stock Options.  Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2.  An Incentive Stock Option may only be granted to an Employee.  No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date.  An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date.  The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000.  To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3Option Price.  The Committee shall determine the per share exercise price for each Option granted under the Plan; provided, however, that the option price of an option shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Option on the Grant Date.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under Code Section 424(a) and/or Code Section 409A.  The option price will be subject to adjustment in accordance with the provisions of Section 9.1 of this Plan.

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2.4Payment for Option Shares.  The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided that the Committee may (but is not obligated to) permit payment to be made by (a) delivery to the Corporation of outstanding shares of Common Stock on such terms and conditions as may be specified in the optionee’s Agreement, (b) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm (“cashless exercise procedure”), (c) other means determined by the Committee, or (d) any combination of the foregoing.  Shares of Common Stock surrendered upon exercise shall be valued at Fair Market Value as of the date of exercise, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation.  Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b‑3 of the Exchange Act.  Notwithstanding the foregoing, an Option may not be exercised by delivery to the Corporation of shares of Common Sock to the extent such delivery would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation’s stock.  Until the optionee has been issued a certificate or certificates for the shares of Common Stock so purchased, he or she shall possess no rights as a record holder with respect to any such shares.  In the event any Common Stock is delivered to or retained by the Corporation to satisfy all or any part of the purchase price, the part of the purchase price deemed to have been satisfied by such Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock delivered to or retained by the Corporation.  The number of shares of Common Stock delivered to or retained by the Corporation in satisfaction of the purchase price shall not be a number which when multiplied by the Fair Market Value as of the date of exercise would result in a product greater than the purchase price.  No fractional shares of Common Stock shall be delivered to or retained by the Corporation in satisfaction of the purchase price.  In the event that an optionee exercises both an Incentive Stock Option and a Nonqualified Stock Option, separate share certificates shall be issued for shares acquired pursuant to the Incentive Stock Option and for shares acquired pursuant to the Nonqualified Stock Option.

III.STOCK APPRECIATION RIGHTS

3.1Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis.  A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine; provided, however, that no Participant may be granted a Stock Appreciation Right during any one fiscal year of the Corporation for more than 200,000 shares of Common Stock.  A Stock Appreciation Right may be granted on a stand-alone basis or as a Tandem Stock Appreciation Right.  If a Tandem Stock Appreciation Right, the number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option.  Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.  No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.

3.2Exercise Price.  The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that (i) the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Date such Stock Appreciation Right is granted; and (ii) the per share exercise price subject to a Tandem Stock Appreciation Right shall be the per share exercise price under the related Option.

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3.3Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant.  Except as permitted under Rule 16b‑3, notice of exercise of a Stock Appreciation Right by a Participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to a period determined by the Committee or, if no period is so determined, the period beginning on the second day following the release of the Corporation’s quarterly or annual summary of earnings and ending on the 15th day of the third month of the calendar quarter in which such release is made.  The exercise term of each Stock Appreciation Right shall be limited to such period as set by the Committee or in a related Option.  If a Tandem Stock Appreciation Right, a Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised.  A Tandem Stock Appreciation Right shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem Stock Appreciation Right with respect to some or all of the shares subject to such Stock Appreciation Right, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem Stock Appreciation Right was exercised. Upon the exercise of an Option related to a Tandem Stock Appreciation Right as to some or all of the shares subject to such Option, the related Tandem Stock Appreciation Right shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

3.4Stock Appreciation Right Entitlement.  Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares of Common Stock, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between the aggregate Fair Market Value on the date of exercise for the specified number of shares being exercised and the aggregate exercise price of the Stock Appreciation Right being exercised.  If the Stock Appreciation Right is granted in tandem with an Option, the payment shall be equal to the difference between:

(a)the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date; and

(b)the option price of the associated Option multiplied by the number of shares available under the Option.

3.5Maximum Stock Appreciation Right Amount Per Share.  The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

IV.RESTRICTED STOCK GRANTS AND UNITS

4.1Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under this Plan to such Participants and in such amounts as it shall determine.

4.2Restricted Stock Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares subject to the grant or units, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goals, as the Committee shall determine.

4.3Transferability.  Except as provided in this Article X, Section 10.4 or Section 10.5 of the Plan, the shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4Other Restrictions.   The Committee shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing such shares to give appropriate notice of such restrictions.

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4.5Certificate Legend.   In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the First Amended and Restated Perceptron, Inc. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated                             .  A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Perceptron, Inc.

4.6Removal of Restrictions.  Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period.  Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.  Provided further, except as set forth in Section 4.9, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to a Restricted Stock grant or Restricted Stock Unit.

4.7Voting Rights.

(a)During the Restriction Period, Participants holding shares of Common Stock subject to a Restricted Stock grant hereunder may exercise full voting rights with respect to the Restricted Stock.

(b)Participants shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

4.8Dividends and Other Distributions.

(a)Except as otherwise provided in Section 4.9 or in the Participant’s Agreement, (i) with respect to Restricted Stock grants made prior to September 25, 2017, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to a Restricted Stock grant, (ii) with respect to Restricted Stock grants made on or after September 25, 2017, during the Restriction Period, all cash dividends and other distributions paid on Restricted Stock shall be paid in cash or the amount or value thereof automatically reinvested in additional Restricted Stock, as the Committee shall determine, consistent with Code Section 409A; provided that, dividends or other distributions with respect to Restricted Stock  or additional Restricted Stock in which they are reinvested shall be subject to the same terms and conditions and shall vest in the same manner as the Restricted Stock on which they were paid, and (iii) if any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same terms and conditions and shall vest in the same manner as the Restricted Stock on which they were paid.

(b)The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to date on which Restricted Stock Units held by such Participant are vested or settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be vested or settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 9.1, appropriate adjustments shall be made in the Participant's Restricted Stock Unit so that it represents the right to receive upon vesting or settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon vesting or settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

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4.9Restricted Stock Grants and Units Under Code Section 162(m).  The Committee, at its discretion, may designate certain Restricted Stock grants or Restricted Stock Units as being granted pursuant to Code Section 162(m).  Such Restricted Stock and Restricted Stock Units must comply with the following additional requirements, which override any other provision set forth in this Article IV:

(a)Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon pre‑established, objective performance goals that are intended to satisfy the performance‑based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.  Further, at the discretion of the Committee, a Restricted Stock Award or Restricted Stock Unit also may be subject to goals and restrictions in addition to the performance requirements.

(b)Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the Performance Measures.

(c)For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award or Restricted Stock Unit, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award or Restricted Stock Unit to be paid to each selected Employee.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the performance goal(s) applicable to each Restricted Stock grant or Restricted Stock Unit no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain, or such other period as is permitted by Code Section 162(m).

(d)For each performance period, the Committee shall certify, in writing: (i)  if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Code Section 162(m) Restricted Stock Award or Restricted Stock Unit that are to become freely transferable.  The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit.  Any certificate for shares under a Code Section 162(m) Restricted Stock Unit shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(e)No shares under a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.  Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Common Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Code Section 162(m) Restricted Stock Award or Restricted Stock Unit.

(f)Except as otherwise provided in this Article X, Section 10.4 and Section 10.5 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee.  At such time, shares covered by the Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall become freely transferable by the Employee.  Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

(g)No Participant may be granted a Code Section 162(m) Restricted Stock Award or Restricted Stock Units during any one fiscal year of the Corporation for more than 200,000 shares of Common Stock.

4.10Settlement of Restricted Stock Unit Awards.  If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit vest, one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.8 or Section 9.1) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.

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V.PERFORMANCE SHARE AWARDS

5.1Grant of Performance Share Awards.  The Committee, at its discretion, may grant Performance Share Awards to Participants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

5.2Terms of Performance Share Awards.

(a)Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved.

(b)The terms of a Participant’s Performance Share Award shall be set forth in his or her individual Performance Share Agreement.  Each Agreement shall specify the performance goals applicable to a particular  Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general terms and conditions applicable to an individual Performance Share Award as the Committee shall determine.

(c)Except as set forth in Section 5.3 of the Plan, the Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

(d)Performance Share Awards may be granted in two different forms, at the discretion of the Committee as follows:

(i)Under one form, the Participant shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Participant’s Performance Share Agreement.

(ii)Under the second form (a “Performance Share Award Unit”), the Participant shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two.

(e)Each certificate representing shares under a Performance Share Award shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the First Amended and Restated Perceptron, Inc. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated                              .  A copy of the Plan, such rules and such Performance Share Agreement may be obtained from the Secretary of Perceptron, Inc.

(f)In its discretion, the Committee may, either at the time it grants a Performance Share Award or at any time thereafter, provide for the positive or negative adjustment of the performance goals applicable to a Performance Share Award granted to any Participant whose Performance Share Award has not been designated as a Code Section 162(m) Performance Share Award to reflect such Participant's individual performance in his or her position with the Corporation or such other factors as the Committee may determine.

(g)Notwithstanding any other provision in this Plan, including Section 5.3, the Performance Share Award shall be paid to the Participant within thirty (30) days after the Committee certifies that the performance goals and restrictions relating to the Performance Share Award have been satisfied.

(h)If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Share Award by the value of a share of Common Stock determined by the method specified in the Agreement.

(i)Participants holding Performance Share Awards or Performance Share Award Units shall have the same voting rights and rights to dividends and other distributions as would Participants holding Restricted Stock or Restricted Stock Units under Article IV.

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5.3Performance Share Awards Granted Under Code Section 162(m).  The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m).  Such Performance Share Awards must comply with the following additional requirements, which, except for Section 5.2(g), override any other provision set forth in this Article V:

(a)The Committee, at its discretion, may grant Code Section 162(m)  Performance Share Awards  based upon pre‑established, objective performance goals that are intended to satisfy the performance‑based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.  Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

(b)Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the Performance Measures.

(c)For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the performance goal(s) applicable to each Performance Share Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain, or such other period as is permitted by Code Section 162(m).

(d)For each performance period, the Committee shall certify, in writing: (i)  if the Corporation has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Code Section 162(m) Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Code Section 162(m) Performance Share Award is granted subject to attainment of the designated performance goals).  The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Code Section 162(m) Performance Share Award.  Any certificate for shares under a Code Section 162(m) Performance Share Award Unit shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(e)No shares under a Code Section 162(m) Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(f)Except as otherwise provided in this Article V or Section 10.4 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Performance Share Award made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee.  At such time, shares covered by the Code Section 162(m) Performance Share Award shall become freely transferable by the Participant.  Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 5.2(e) removed from the applicable Common Stock certificate.

(g)Participants holding Code Section 162(m) Performance Awards or Performance Share Award Units shall have the same voting rights and rights to dividends and other distributions as would Participants holding Code Section 162(m) Restricted Stock or Restricted Stock Units under Article IV.

(h)No Participant may be granted a Code Section 162(m) Performance Share Award during any one fiscal year for more than 200,000 shares of Common Stock, except that if a Performance Share Award Unit payout is not based upon a set number of shares of Common Stock for achievement of the performance goals, then no Employee may receive a Code Section 162(m) Performance Share Award Unit which could result in such Employee receiving more than Five Hundred Thousand Dollars ($500,000) for each fiscal year of the Corporation contained in the performance period for such Award.  No Employee may be granted more than one Performance Share Award for the same performance period.

(i)If permitted under the Employee’s Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Code Section 162(m) Performance Share Award that would otherwise be paid to the Employee upon its settlement notwithstanding the attainment of any performance goal.  No such reduction may result in an increase in the amount payable upon settlement of another Participant's Code Section 162(m) Performance Share Award.

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VI.DIRECTOR STOCK PURCHASE RIGHTS

6.1Eligibility.  A Director of the Corporation may elect to purchase shares of Common Stock under the Plan using all or a portion of his or her cash fees received for services as a director of the Corporation for which the Director has not yet received payment (including but not limited to, quarterly retainer and Board/Committee meeting fees).

6.2Elections.  Elections to purchase Common Stock under the Plan in lieu of cash compensation may be submitted to the Corporation annually, prior to the end of December of each calendar year or such other period established by the Committee.  An election shall cover director cash compensation payable in the next calendar year.

6.3Purchase Price.  Common Stock purchased by a Director hereunder shall have a purchase price equal to 100% of the Fair Market Value of the Corporation’s Common Stock on the first day of the month in which the quarterly Director Fee Payment Date falls.

6.4Termination of Services.  If a Director ceases to remain on the Board for any reason, including but not limited to, voluntary or forced resignation, removal, failure to be re-elected as a director, death, Disability or retirement, the Director (or executor, administrator or legal representative, if applicable) shall receive share certificates for all cash director fees earned prior to the Director’s departure from the Board for which the Director elected to receive Common Stock pursuant to this Article VI, but for which the Director has not yet received a share certificate.  Such share certificates shall be issued following the next quarterly Director Fee Payment Date.

6.5Non-Assignability.  Any Common Stock purchase right granted hereunder shall be exercised by the Director only and is nontransferable.  Upon the death of a Director, any earned, but unpaid cash director fees for which the Director elected to receive Common Stock pursuant to this Article VI, shall be paid in the form of share certificates to the Director’s executor, administrator or legal representative in accordance with Section 6.4 above.

6.6Adjustments.  The total amount of Common Stock to be received by a Director at the time of any issuance of a share certificate shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock dividends, stock splits, recapitalizations, reorganizations, mergers, combinations, exchanges or other relevant changes in the capital structure of the Corporation occurring from the Director Fee Payment Date on which such shares of Common Stock were earned to the date of issuance of the share certificate for such shares.  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion.

6.7Rule 16b-3 Requirements. Notwithstanding any provision of the Plan, the Committee may impose such conditions on the purchase of shares of Common Stock hereunder as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act, as amended from time to time (or any successor rule).  Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of purchase made pursuant to this Article VI, except to the extent such discretion would not result in the purchase or the Plan failing to qualify for the exemption provided under Rule 16b-3.

6.8Delivery of Shares; Rights Prior to Delivery of Shares.  By December 15th of each year, Directors electing to receive Common Stock will receive share certificates for shares earned during the year.  A Director may request to receive Common Stock at any or each quarterly Director Fee Payment Date for the year in which the shares were earned.  No Participant shall have any rights as a shareholder with respect to shares of Common Stock covered by a purchase right until the issuance of a stock certificate.  No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

VII.DEFERRED STOCK UNITS

7.1Establishment of Deferred Stock Unit Program.  The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which, subject to the requirements of Code Section 409A, Participants designated by the Committee who are among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee but no later than the close of the Corporation’s taxable year immediately preceding the first taxable year of the Corporation in which any services are performed for which such compensation is payable, to reduce such Participant's compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more awards of Deferred Stock Units with respect to such numbers of shares of Common Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

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7.2Terms and Conditions of Deferred Stock Units.  Deferred Stock Units granted pursuant to this Section 7.2 shall be evidenced by Agreements in such form as the Committee shall from time to time establish.  No such Deferred Stock Unit or purported Deferred Stock Unit shall be a valid and binding obligation of the Corporation unless evidenced by a fully executed Agreement.  Agreements evidencing Deferred Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)Deferred Stock Units shall not be subject to any vesting conditions.

(b)Participants shall have no voting rights with respect to shares of Common Stock represented by Deferred Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).  However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to date on which Deferred Stock Units held by such Participant are settled.  Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Deferred Stock Units as of the date of payment of such cash dividends on Common Stock.  The method of determining the number of additional Deferred Stock Units to be so credited shall be specified by the Committee and set forth in the Agreement.  Such additional Deferred Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Deferred Stock Units originally subject to the Deferred Stock Unit award.  In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 9.1, appropriate adjustments shall be made in the Participant's Deferred Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the award.

(c)A Participant electing to receive an award of Deferred Stock Units pursuant to this Section 7.2, shall specify at the time of such election that is made in accordance with the requirements of Section 7.1(a), a payment date with respect to such Deferred Stock Unit.  The Corporation shall issue to the Participant within sixty (60) days following the earlier of the payment date elected by the Participant or the date of termination of the Participant's employment (as long as the termination of employment qualifies as a “separation from service” under Code Section 409A) a number of whole shares of Common Stock equal to the number of whole Deferred Stock Units subject to the Deferred Stock Unit Award.  Such shares of Common Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.  Any fractional Deferred Stock Unit subject to the Deferred Stock Unit Award shall be settled by the Corporation by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(d)If the Participant makes a subsequent election to defer or change the form of payment of his or her Deferred Stock Units (1) such election shall not take effect until at least twelve (12) months after the date on which the election is made and (ii) the payment of Deferred Stock Units that are subject to this subsequent election to defer or change in form of payment shall be paid no earlier than five (5) years from the date such payment would otherwise have been paid (or in the case of an installment payment, five (5) years from the date the first amount was scheduled to be paid).

VIII.TERMINATION OF EMPLOYMENT OR SERVICES

8.1Options and Stock Appreciation Rights.

(a)If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b)If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than death or Disability, the Participant shall have the right within the period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than three months after a Participant’s termination of employment.

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(c)If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.  If the Participant dies after termination of employment or services while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

(d)If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s termination of employment due to Disability.

(e)Subject to Code Section 409A, the Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

(f)Subject to Code Section 409A, the Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right (but in no event past the tenth anniversary of the Grant Date of such Option or Stock Appreciation Right); provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

(g)Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of paragraph (a) through (f) above shall expire and be forfeited by the Participant as of their expiration date and, subject to Section 1.6, shall become available for new grants and awards under the Plan as of such date.

8.2Restricted Stock Grants and Units.  If a Participant terminates employment or services for any reason, the Participant’s rights to shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit that are still subject to the Restriction Period automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for the Restricted Stock, other than the performance of services, the Corporation shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant which are still subject to the Restriction Period) and, subject to Section 1.6, said shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion and in accordance with Code Section 409A, may include a provision in a Participant’s Restricted Stock or Restricted Stock Unit Agreement providing for the continuation of a Restricted Stock grant or Restricted Stock Unit after a Participant terminates employment or services or waiving or changing the remaining restrictions or adding additional restrictions with respect to any Restricted Stock grant or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate, or may otherwise waive or change all or part of the remaining restrictions or add additional restrictions to any such Restricted Stock grant or Restricted Stock Unit.  Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit, but the Committee may include a provision in an Employee’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement stating that upon the Employee’s termination of employment due to (i) death or (ii) Disability prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

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8.3Performance Shares.  Performance Share Awards shall expire and be forfeited by a Participant upon the Participant’s termination of employment or services for any reason, and, subject to Section 1.6, such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion and in accordance with Code Section 409A, may include a provision in a Participant’s Performance Share Award Agreement providing for the continuation of a Performance Share Award after a Participant terminates employment or services or waiving or changing all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award or may otherwise waive or change all or part of the conditions, goals and restrictions applicable to such Performance Share Award.  Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee’s Code Section 162(m) Performance Share Agreement stating that upon the Employee’s termination of employment due to (i) death or (ii) Disability prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

8.4Other Provisions.  The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries, shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

IX.ADJUSTMENTS AND CHANGE IN CONTROL

9.1Adjustments.

(a)The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards, Director Stock Purchase Rights and Deferred Stock Units may be issued under the Plan, the number of shares subject to any such grants, awards or purchases (both as to the number of shares of Common Stock and exercise price), and the limit on the number of shares that can be included in an Award under Sections 2.1, 3.1, 4.9(g) and 5.3(h), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, a reclassification of Common Stock or other similar transaction determined by the Committee to be covered by this Section 9.1(a); provided, however, in each case, that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.  Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(b)In the event of a proposed dissolution or liquidation of the Corporation, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Committee in its discretion may provide for a Participant to have the right to exercise his or her Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Performance Share Award or Deferred Stock Unit in full for a period specified by the Committee as to all of the shares of Common Stock covered thereby, including shares as to which the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit would not otherwise be exercisable, subject to the proposed dissolution or liquidation taking place at the time and in the manner contemplated.  In addition, the Committee may provide that any re-purchase option of the Corporation applicable to the shares purchased upon exercise of an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Rights or Deferred Stock Unit shall lapse as to all such shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit shall terminate immediately prior to the consummation of the proposed dissolution or liquidation.

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(c)In the event of a merger of the Corporation with or into another corporation where the Corporation is not the surviving corporation, a reverse triangular merger where the Corporation is the surviving corporation, but its stock is exchanged for stock of the parent company of the other party to the merger, the sale of substantially all of the assets of the Corporation, the reorganization of the Corporation or other similar transaction determined by the Committee to be covered by this Section 9.1(c), it is intended that each outstanding Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or, if permitted under Code Section 409A, a Deferred Stock Unit shall be assumed or an equivalent option or right substituted by the successor corporation, the parent or a subsidiary of the successor corporation or the parent of the Corporation following a reverse triangular merger.  In the event that such successor corporation (or the parent or a subsidiary thereof or the parent of the Corporation following a reverse triangular merger) refuses to assume or substitute for the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Deferred Stock Unit, or Director Stock Purchase Right, the Participant shall fully vest in and/or have the right to exercise the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award, including shares which would not otherwise be vested or exercisable, and the Participant shall have his or her Director Stock Purchase Right and, if permitted under Code Section 409A, a Deferred Stock Unit paid in full in Common Stock for services through the date of the consummation of the transaction.  If an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, sale of assets, reorganization or other transaction, the Committee shall notify the Participant in writing or electronically that the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award shall be fully vested and exercisable for a period specified by the Committee from the date of such notice, provided that if such period expires prior to the consummation of the merger, sale of assets, reorganization or other transaction, any exercise shall be subject to the proposed merger, sale of assets or other transaction taking place, and the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award shall terminate upon the expiration of such period (or the consummation of the merger, sale of assets, reorganization or other transaction, if later).  For the purposes of this paragraph, the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or, if permitted under Code Section 409A, Deferred Stock Unit shall be considered assumed if, following the merger, sale of assets, reorganization or other transaction, the option or right confers the right to purchase or receive, for each share covered by the Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets, reorganization, or other transaction, by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Committee); provided, however, that if such consideration received in the merger, sale of assets, reorganization, or other transaction, is not solely common stock of the successor corporation (or the parent or a subsidiary thereof), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the payment under the Deferred Stock Unit or Director Stock Purchase Right or exercise and/or vesting of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Performance Share Award for each share of Common Stock subject to the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share, Director Stock Purchase Right or Deferred Stock Unit Award to be solely (i) common stock of the successor corporation (or the parent or a subsidiary thereof) equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger, sale of assets, reorganization or other transaction, or (ii) cash.

(d)In the event of a proposed spin-off or a transfer by the Corporation of a portion of its assets resulting in the employment of certain Participants by the spin-off entity or the entity acquiring assets of the Corporation, the Committee may make whatever adjustments it determines appropriate with respect to such terminating Participants.

(e)The foregoing adjustments shall be made by the Committee.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit.  The Committee need not make the same adjustments for each Participant.

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9.2Change in Control.

(a)The Committee in its discretion may provide in a Participant’s Agreement or otherwise, notwithstanding anything contained herein to the contrary, that in the event of a Change in Control, or the occurrence of a Change in Control, any or all of the following will occur: (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; (iv), for purposes of any Deferred Stock Unit granted to such Participant hereunder, payments due under the Deferred Stock Unit should become immediately payable; or (v) such other treatment as the Committee may determine.

(b)The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Common Stock subject to such canceled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”).  In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.

(c)No Change in Control shall be deemed to have occurred or otherwise trigger the provisions of this Section 9.2 or any provision in a Participant’s Agreement until the consummation of the transaction or acquisition of securities of the Corporation resulting in such Change in Control.

X.MISCELLANEOUS

10.1Partial Exercise/Fractional Shares.  The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan.  No fractional shares shall be issued in connection with the exercise of an Option, a Stock Appreciation Right or Director Stock Purchase Right or payment of a Restricted Stock award, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded, and, in the case of an Option, the number of shares subject to the Option shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

10.2Rule 16b‑3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods), the grant of Restricted Stock or Restricted Stock Unit, the payment of a Performance Share Award or Deferred Stock Unit, or a Director Stock Purchase Right, as may be required to satisfy the requirements of Rule 16b‑3 of the Exchange Act.

10.3Rights Prior to Issuance of Shares.  No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right, or Deferred Stock Unit until the issuance of a stock certificate for such shares.  Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

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10.4Non‑Assignability.  Except as otherwise determined by the Committee in its discretion, the following restrictions on assignability of any award under the Plan shall apply to all Participants:  (i) no Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit shall be transferable by a Participant except by will or the laws of descent and distribution; (ii) during the lifetime of a Participant, an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Director Stock Purchase Right or Deferred Stock Unit shall be exercised only by the Participant, except in the event of the Participant’s Disability, in which case the Participant’s legal guardian or the individual designated in the Participant’s durable power of attorney may exercise the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Director Stock Purchase Right or Deferred Stock Unit; and (iii) any transferee of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit shall take the same subject to the terms and conditions of this Plan.  No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit by will or the laws of descent and distribution, or as otherwise permitted by the Committee, shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit.

10.5Securities Laws.

(a)Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Rights or Deferred Stock Unit is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable.  The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of The Nasdaq Stock Market or any stock exchange, recognized trading market or quotation system on which the Common Stock may be listed or traded, or the provisions of any state securities laws, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b)The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option, Stock Appreciation Right or a Deferred Stock Unit, the grant of Restricted Stock or a Restricted Stock Unit, the payment of a Performance Share Award or pursuant to a Director Stock Purchase Right under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of The Nasdaq Stock Market or any other securities exchange,  recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any state securities laws applicable to such shares.  No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

10.6Withholding Taxes.

(a)The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right, the lapse of the Restriction Period on shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit or the payment of a Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit, to the extent the Corporation is required to withhold such taxes.  The Committee may permit a Participant to make a written election to tender previously‑acquired shares of Common Stock or have shares of stock withheld from the exercise to satisfy applicable withholding for income and employment taxes associated with an Award under this Plan; provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes.  The Committee may permit a Participant to use the cashless exercise procedure of Section 2.4 to satisfy the withholding requirements related to the exercise of an Option.  At no point shall the Corporation withhold more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

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(b)A Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if  such disposition is approved in accordance with Rule 16b-3 of the Exchange Act.  Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

10.7Termination and Amendment.

(a)The Plan shall continue in effect until the earlier of August 27, 2023, its termination by the Board or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  The Board may terminate the Plan, the granting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Awards or Deferred Stock Units under the Plan, or purchases of Common Stock pursuant to the Director Stock Purchase Rights, at any time.

(b)The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall, without the approval of the shareholders of the Corporation and without complying with the requirements of Code Section 409A, (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 9.1; (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan; (iv) permit the repricing of Options or Stock Appreciation Rights as prohibited by Section 1.7; or (v) permit the granting of Options with exercise prices less than Fair Market Value on the date of grant.  In addition, so long as the Corporation’s Common Stock is listed on The Nasdaq Stock Market or another stock exchange, the Board may not amend the Plan in a fashion requiring approval of the shareholders of the Corporation under the rules of The Nasdaq Stock Market or such other stock exchange, without obtaining the approval of the shareholders.

(c)No amendment, modification, or termination of the Plan shall in any manner affect (i) any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit, except as set forth in any Agreement relating to such Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Performance Share Award or Deferred Stock Unit granted under the Plan or (ii) any election to purchase Common Stock pursuant to a Director Stock Purchase Right made prior to such amendment, modification or termination of the Plan, without the consent of the Participant who made such election.

(d)Notwithstanding anything in the Plan or Agreement, the Plan and any Agreements shall be subject to amendment, with or without the advance notice to Participants and other interested parties, and on a prospective and retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Participants and other interested parties, to the extent necessary to effect compliance with Code Section 409A.

10.8Effect on Employment.  Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Award, Director Stock Purchase Right or Deferred Stock Unit pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment, or as a non-employee director or Consultant, of the Corporation or a Subsidiary.

10.9Use of Proceeds.  The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

10.10Repurchase Rights.  Subject to the requirements of Code Section 409A, shares of Common Stock issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions, as determined by the Committee in its discretion at the time the Award is granted.  The Corporation shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Corporation.  Upon request by the Corporation, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

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10.11Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Corporation may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Corporation, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

10.12Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Corporation a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Corporation will pay any remaining unpaid benefits to the Participant's legal representative.

10.13Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Corporation. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Corporation.  The Participants shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

10.14Approval of Plan.  Unless this Plan has been approved by the shareholders of the Corporation within 12 months after adoption of the Plan by the Board, as required by Section 422 of the Code, this Plan, and any grants or awards made hereunder, shall be of no further force or effect.

10.15Code Section 409A.  Each of the Awards under this Plan and their respective Agreements are intended to comply with the requirements of Code Section 409A or be exempt from Code Section 409A.  Notwithstanding any provision of this Plan, if any amount payable under this Plan is not exempt from Code Section 409A and if the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the payment of such amount shall not be made prior to, and shall, if necessary, be deferred to and paid on the first day of the seventh month following the Participant’s separation from service or the date of the Participant’s death, if earlier.  Provided, however, that the Corporation does not by operation of this requirement assume responsibility for compliance with Code Section 409A.  The Participant is responsible for any additional tax, interest or penalties under Code Section 409A arising out of payments under this Plan.

BOARD OF DIRECTORS APPROVAL:  10/22/04, 10/02/08, 8/23/11, 8/27/13, 9/25/17
SHAREHOLDER APPROVAL:  12/6/04, 11/18/08, 11/15/11, 11/12/13

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32834-P96345

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERCEPTRON, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John F. Bryant
02) W. Richard Marz
03) C. Richard Neely, Jr.
04) Robert S. Oswald
05) James A. Ratigan
06) Terryll R. Smith
07) William C. Taylor

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E32835-P96345

PERCEPTRON, INC.
Annual Meeting of Shareholders
November 9, 2017 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints W. Richard Marz and David L. Watza, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PERCEPTRON, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time, on Thursday, November 9, 2017, at Perceptron, Inc. Corporate Headquarters, 47827 Halyard Drive, Plymouth, MI 48170-2461 and any adjournment or postponement thereof. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon all such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side